UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ROSS STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 7, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Ross Stores, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 20, 2026 at 1:30 p.m. PDT. This year’s Annual Meeting will be held virtually. We designed the format of our online Annual Meeting in an effort to provide stockholders who attend the Annual Meeting with equivalent opportunities to participate as they would have at an in-person meeting. You can attend the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROST2026, where you will be able to listen to the meeting live, vote your shares, and submit questions online.

We are pleased to make use again this year of the process that permits companies to furnish proxy materials over the Internet, as authorized by Securities and Exchange Commission rules. We believe this approach facilitates stockholders’ receipt of proxy materials, while reducing both the cost and the environmental impact of our Annual Meeting. We will mail to our stockholders (other than those who previously requested electronic or paper delivery of future proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended January 31, 2026. The Notice also provides instructions on how to vote, and includes instructions on how you can request and receive a paper copy of the proxy materials by mail. If you receive your Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders, and proxy card will be enclosed.

Thank you for your commitment to Ross Stores and for your cooperation in voting your shares by proxy without delay. You may vote your shares in advance of the Annual Meeting by Internet, toll-free telephone number, or mail. Instructions regarding all three methods of voting, and for participation in the virtual meeting, are included in this Proxy Statement on the pages following the Notice of Annual Meeting of Stockholders.

Sincerely,

ROSS STORES, INC.

James G. Conroy
Chief Executive Officer and Board Member

ROSS STORES, INC.
Notice of Annual Meeting of Stockholders
to be Held on May 20, 2026
To Our Stockholders:

Please take notice that the 2026 Ross Stores, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Wednesday, May 20, 2026 at 1:30 p.m. PDT. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROST2026, where you will be able to listen to the meeting live, vote your shares online, and submit questions. The Annual Meeting will be held for the following purposes:

1.To elect 9 directors, to serve for a one-year term.
2.To approve our 2026 Equity Incentive Plan.

3.To hold an advisory vote to approve the Company’s executive compensation program.

4.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027.

5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 24, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten calendar days prior to the day of the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting during regular business hours at the Company’s corporate offices located at 5130 Hacienda Drive, Dublin, CA 94568. If you would like to inspect the list, you are encouraged to contact us to schedule an appointment by calling Angelica Griego (or her delegee) at (925) 965-4231.

Instructions regarding the available voting methods by proxy in advance of the Annual Meeting (by Internet, by telephone, or by mail) and regarding participation at the meeting are described on the next several pages. We would appreciate you submitting your vote by proxy as soon as possible, so that your shares will be represented at the meeting.

By order of the Board of Directors,
Ken Jew
Corporate Secretary

April 7, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 2026: A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders, and proxy card, may be viewed at www.ProxyVote.com, where you may also cast your vote.

PRINTED ON RECYCLED PAPER

VOTING METHODS

The accompanying Proxy Statement describes proposals that are being submitted for a vote by stockholders at the Ross Stores, Inc. 2026 Annual Meeting to be held on Wednesday, May 20, 2026. If you are a stockholder of record of Ross Stores, Inc. as of March 24, 2026, you have the right to vote your shares, and may elect to do so by proxy in advance of the Annual Meeting; you may choose to submit your vote by Internet, by telephone, or by mail. You may also revoke your proxy at any time before the Annual Meeting. Please help us save paper, time, and postage costs by voting your shares by Internet or by telephone. Both methods are generally available 24 hours a day, seven days a week so that your vote is confirmed and posted immediately. To vote:

1.          BY INTERNET

a.Go to the website at www.ProxyVote.com.
b.Enter the Control Number that appears on the proxy card or on the voting instruction card you received from your broker, bank, or their nominee.
c.Follow the instructions.

2.        BY TELEPHONE

a.On a touch-tone telephone, call toll-free 1-800-690-6903.
b.Enter the Control Number that appears on the proxy card or on the voting instruction card you received from your broker, bank, or their nominee.
c.Follow the recorded instructions.

3.        BY MAIL (Do not mail the proxy card if you are voting by Internet or telephone.)

a.Mark your selections on the proxy card.
b.Date and sign your name exactly as it appears on your proxy card.
c.Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker, or other holder of record, you are considered a beneficial owner, whose stock is held in “street name,” and instead of a proxy card you will receive instructions from your bank, broker, or other agent. Your broker or nominee will enclose a voting instruction card or notice for you to use in directing your broker or nominee as to how to vote your shares. A number of brokers and banks, however, are participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers the means to grant proxies to vote shares by Internet and by telephone. If your shares are held in an account with a broker or bank which is participating in the Broadridge program, you may grant a proxy to vote those shares by Internet or by calling the telephone number shown on the instruction form received from your broker or bank.

We must receive votes by proxy submitted by Internet, telephone, or mail by 11:59 p.m. ET on May 19, 2026. Submitting your vote by proxy by telephone or Internet will not affect your right to change your vote should you decide to attend the Annual Meeting virtually.

The Annual Meeting will be held by Internet webcast. You will be able to attend the Annual Meeting, vote your shares, and submit questions electronically at the meeting by visiting www.virtualshareholdermeeting.com/ROST2026. To participate in the Annual Meeting, you will need to enter the Control Number that appears on the proxy card or on the voting instruction card or notice you received from your broker, bank, or their nominee, with your Notice for the Annual Meeting, as well as your first and last name and e-mail address. The Annual Meeting webcast will begin promptly at 1:30 p.m. PDT on Wednesday, May 20, 2026. We encourage you to access the meeting a few minutes prior to the start time. Online check-in will begin at approximately 1:15 p.m. PDT, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page for assistance.

To facilitate your online participation in the Annual Meeting, we will:

•Provide for Annual Meeting attendees to begin logging into the Annual Meeting at approximately 1:15 p.m. PDT on Wednesday, May 20, 2026 – about 15 minutes in advance of the meeting.

•Provide the ability for participating stockholders to vote (and revoke their prior vote) by following the instructions available on the meeting website during the Annual Meeting. If you are the beneficial owner of shares, but not the stockholder of record, you may need to obtain online voting access codes and information from your broker or bank.

•Permit stockholders to submit questions electronically during the Annual Meeting in accordance with the rules of conduct for the meeting, which will be available for review during the meeting, and by following the instructions available on the meeting website.

•Answer questions relevant to meeting matters and that comply with the rules of conduct during the meeting as time permits. If we receive substantially similar questions, we may group those questions together.

•Responses to any such questions that we do not have time to address during the Annual Meeting will be posted to our Investor Relations webpage (https://investors.rossstores.com) following the Annual Meeting.

VOTING MATTERS
Whether or not you plan to attend the Annual Meeting, we urge you to vote and to submit your proxy in advance of the meeting by following one of the methods described in the proxy materials for the Annual Meeting.

Your vote is important. Thank you for voting.

DELINQUENT SECTION 16(a) REPORTS	60
PROXY SOLICITATION FEES	60
HOUSEHOLDING	61
TRANSACTION OF OTHER BUSINESS	61
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	61
APPENDIX A: ROSS STORES, INC. 2026 EQUITY INCENTIVE PLAN

PROXY STATEMENT

2026 Annual Meeting of Stockholders

ROSS STORES, INC.
5130 Hacienda Drive, Dublin, CA 94568
(925) 965-4400
www.rossstores.com

PROXY SOLICITATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Ross Stores, Inc., a Delaware corporation (“we” or the “Company”), for use at the Company’s 2026 Annual Meeting of Stockholders to be held on Wednesday, May 20, 2026 at 1:30 p.m. PDT, or any adjournments or postponements thereof (the “Annual Meeting”), at which stockholders of record at the close of business on March 24, 2026 are entitled to vote. This year’s Annual Meeting will be held virtually. We designed the format of our online Annual Meeting in an effort to provide stockholders who attend the Annual Meeting with equivalent opportunities to participate as they would have at an in-person meeting. You can attend the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROST2026, where you will be able to listen to the meeting live, vote your shares, and submit questions online.

The date of this Proxy Statement is April 7, 2026, the date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders.

The purpose of this Proxy Statement is to provide our stockholders with certain information regarding the Company, and its management and their compensation, and to provide summaries of the matters to be voted upon at the Annual Meeting. At the meeting, the stockholders will be asked to: (1) elect 9 directors, each to serve for a one-year term; (2) approve the Ross Stores, Inc. 2026 Equity Incentive Plan; (3) provide an advisory vote to approve the Company’s executive compensation program; (4) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027; and (5) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements.

On March 24, 2026, the Record Date for the Annual Meeting, we had 322,148,148 outstanding shares of common stock, par value $0.01, all of which are entitled to vote with respect to all matters to be acted upon at the meeting. Each stockholder is entitled to one vote for each share of stock held. Our Bylaws provide that the presence of a majority of the shares entitled to vote, whether present in person (which would include presence at a virtual meeting) or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For ten calendar days prior to the day of the Annual Meeting, a complete list of our stockholders of record will be available for viewing by the stockholders for any purpose relevant to the Annual Meeting during regular business hours at our corporate offices located at 5130 Hacienda Drive, Dublin, CA 94568. If you would like to inspect the list, you are encouraged to contact us to schedule an appointment by calling Angelica Griego (or her delegee) at (925) 965-4231.

All valid proxies that are timely received before the Annual Meeting, including proxies granted over the Internet or by telephone and submitted prior to midnight ET the night before the Annual Meeting, will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted FOR each nominee, and FOR proposals 2, 3, and 4. In addition, any proxy received confers discretionary authority to vote on any matter that comes before the Annual Meeting and for which we did not have notice prior to sending out this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it, at any time before it is exercised, by filing with our Corporate Secretary an instrument revoking it, by submitting an updated vote online or by phone, or by attending the Annual Meeting virtually and voting online.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of March 1, 2026, except as noted in footnote (2), regarding the ownership of the common stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company; (ii) each director and each of the executive officers named in the “Summary Compensation Table”; and (iii) all executive officers and directors of the Company as a group. Common stock is the only issued and outstanding equity security of the Company.

Name of Beneficial Person and the Directors and Executive Officers	Amount and Nature of Beneficial Ownership	(1)	Percent of Common Stock Outstanding

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	39,182,382	(2)	12.2%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	22,616,546	(2)	7.0%
Michael Balmuth	111,870	(3)	*
K. Gunnar Bjorklund	20,901	(4)	*
Michael J. Bush	35,617	(5)	*
Edward G. Cannizzaro	5,336	(6)	*
James G. Conroy	212,054	(7)	*
Sharon D. Garrett	216,276	(8)	*
Michael J. Hartshorn	152,100	(9)	*
Stephen D. Milligan	21,992	(10)	*
Patricia H. Mueller	6,611	(11)	*
George P. Orban	5,665,873	(12)	1.8%
Doniel N. Sutton	8,021	(13)	*
Karen Fleming	101,291	(14)	*
William W. Sheehan II	35,201	(15)	*
Adam Orvos	24,553	(16)	*
All executive officers (as defined by Rule 3b-7 under the Securities Exchange Act of 1934) and directors as a group (14 persons, including the executive officers and directors named above)	6,661,944	(17)	2.1%
____________________________________________

*Less than 1%

(1)To the knowledge of the Company, the persons named in this table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, the information provided in Schedule 13G filings (as amended to date) made with the Securities and Exchange Commission (“SEC”), and the information contained in the footnotes to this table.
(2)Except as otherwise noted, share amounts are based solely on Schedule 13G filings as of March 1, 2026 (as then amended) made with the SEC by each beneficial owner. These filings contain further information with respect to the nature of the beneficial ownership and the sole or shared nature of voting and investment power.
(A): The Vanguard Group: amount shown is from the most recent Statement on Schedule 13G filed prior to March 1, 2026, which indicated no shares subject to sole voting power, shared voting power as to 398,551 shares, sole dispositive power as to 37,629,201 shares, and shared dispositive power as to 1,553,181 shares. On March 27, 2026, The Vanguard Group filed an amendment to its Statement on Schedule 13G (Amendment No. 16), indicating that The Vanguard Group, Inc. went through an internal realignment on January 12, 2026, as a result of which (i) The Vanguard Group as a separate reporting entity no longer has beneficial ownership of any shares of common stock of the

Company, and (ii) certain subsidiaries of The Vanguard Group, Inc. will in the future report their beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. Further details regarding this matter may be found on The Vanguard Group’s website. The share numbers presented may not reflect current beneficial holdings, or voting or dispositive power.
(B): BlackRock, Inc.: amount shown is from the most recent Statement on Schedule 13G filed prior to March 1, 2026 (as then amended), which indicated sole voting power as to 20,714,160 shares, no shares subject to shared voting power, sole dispositive power as to 22,616,546 shares, and no shares subject to shared dispositive power.
(3)Mr. Balmuth: Ceased to be an employee of the Company at the end of March 2026. Includes 111,056 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(4)Mr. Bjorklund: Includes 530 shares of the Company’s common stock which remain subject to vesting, and 431 deferred units, all of which were issued under the Company’s 2017 Equity Incentive Plan.
(5)Mr. Bush: Includes 530 shares of the Company’s common stock which remain subject to vesting, and 431 deferred units, all of which were issued under the Company’s 2017 Equity Incentive Plan.
(6)Mr. Cannizzaro: Includes 530 shares of the Company’s common stock which remain subject to vesting, and 431 deferred units, all of which were issued under the Company’s 2017 Equity Incentive Plan.
(7)Mr. Conroy: Includes 212,054 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(8)Ms. Garrett: Includes 2,571 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan. Also includes 213,705 shares held in the name of Sharon D. Garrett Living Trust.
(9)Mr. Hartshorn: Includes 150,892 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(10)Mr. Milligan: Includes 2,571 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(11)Ms. Mueller: Includes 2,571 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(12)Mr. Orban: Includes 4,342,208 shares held in the name of Orban Partners; Mr. Orban is a general partner and managing partner of Orban Partners. Also includes 2,956 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan; and 915,489 shares held indirectly in trusts for which Mr. Orban holds voting and dispositive power.
(13)Ms. Sutton: Includes 2,571 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(14)Ms. Fleming: Includes 97,486 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(15)Mr. Sheehan: Includes 34,821 shares of the Company’s common stock which remain subject to vesting and were issued under the Company’s 2017 Equity Incentive Plan.
(16)Mr. Orvos: Ceased to be an employee of the Company in September 2025. All shares listed in the table above are fully vested and owned by Mr. Orvos as of March 2026.
(17)Includes 643,061 shares of the Company’s common stock issued under the Company’s 2017 Equity Incentive Plan that remain subject to vesting.

PROPOSAL 1
ELECTION OF DIRECTORS

If elected, each nominee will hold office for a one-year term or until their successor is elected and qualified, unless they resign or their office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Nominating and Corporate Governance Committee may recommend in the place of such nominee(s), unless the Board chooses to reduce the size of the Board.

The terms of the 10 current directors - K. Gunnar Bjorklund, Michael J. Bush, Edward G. Cannizzaro, James G. Conroy, Sharon D. Garrett, Michael J. Hartshorn, Stephen D. Milligan, Patricia H. Mueller, George P. Orban, and Doniel N. Sutton - will expire on the date of the Annual Meeting. One of our current directors, Mr. Orban, is not standing for re-election at the Annual Meeting. Accordingly, 9 persons are to be elected to serve as directors on the Board at the meeting.

Vote Required and Board of Directors’ Recommendation

In an uncontested election, such as this Annual Meeting, directors who receive more votes in favor than votes against will be elected. Abstentions and broker non-votes will be counted as present in determining whether a quorum is present, but will not affect the election of directors. As further discussed below, under the caption “Bylaws Provide Majority Voting Standard for Director Elections,” our Bylaws provide that any incumbent director who fails to receive more votes in favor of election than votes against in an uncontested director election must promptly tender their offer of resignation to the Board.

The Board of Directors unanimously recommends that the stockholders vote FOR the following 9 director nominees - K. Gunnar Bjorklund, Michael J. Bush, Edward G. Cannizzaro, James G. Conroy, Sharon D. Garrett, Michael J. Hartshorn, Stephen D. Milligan, Patricia H. Mueller, and Doniel N. Sutton.

INFORMATION REGARDING NOMINEES AND INCUMBENT DIRECTORS

The Certificate of Incorporation and the Bylaws of the Company provide that the number of members of the Board may be fixed from time to time exclusively by the Board. The Company has a declassified Board, and all directors are to be re-elected annually. The Board currently consists of 10 authorized members; there are currently no Board vacancies. The number of authorized members of the Board has been reduced by one and set at nine members, effective at the time of the Annual Meeting.

The nominees recommended by the Nominating and Corporate Governance Committee for election by the stockholders to serve as members of the Board until the 2027 Annual Meeting of Stockholders are 9 of the incumbent directors. The proxies solicited by the Board cannot be voted for a greater number of persons than the 9 nominees named.

The following table indicates the name, age (as of the Annual Meeting), business experience, principal occupation, and term of office of each nominee standing for election at the 2026 Annual Meeting.

			Director
	Principal Position	Age	Since
K. Gunnar Bjorklund	Chairman of the Board since February 2026. Lead Independent Director of the Board from 2023 to January 2026. Co-Founder and Chairman, Phoenix Lake Partners since 2025; Chairman, Rev360 LLC from 2014 to 2024; Managing Director, Sverica International from 1991 to 2014; Director, Corporate Strategic Planning, American Express Company from 1987 to 1990; Management Consultant, McKinsey & Company from 1985 to 1987. The Nominating and Corporate Governance Committee has noted Mr. Bjorklund’s executive and consulting experience, including consumer-facing strategic planning experience.	67	2003
Michael J. Bush	Managing Member, B IV Investments, LLC since 2007; Executive Chairman, Trumaker, Inc. from 2016 to 2018; Chief Executive Officer, 3 Day Blinds, Inc. from 2007 to 2010, Member of the Board of Directors from March 2010 to September 2010; President and Chief Executive Officer, Anchor Blue Retail Group from 2003 to 2007; President and Chief Executive Officer, Bally, North America, Inc. and member of the Board of Directors, Bally International AG from 2000 to 2002; Executive Vice President, Chief Operating Officer and Director, Movado, Inc. from 1995 to 2000; Senior Vice President of Strategic Planning and Marketing of the Company from 1991 to 1995. The Nominating and Corporate Governance Committee has noted Mr. Bush’s executive and financial management experience, including retail strategic planning and operational experience.	65	2001
Edward G. Cannizzaro	Member of the Boards of Directors, PG&E Corporation and Pacific Gas and Electric Company since 2023 (also member of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company, and the Finance and Innovation Committee of PG&E Corporation); Global Head of Quality, Risk, and Regulatory for KPMG International from 2018 to 2022 and a member of the Global Management Team; National Managing Partner - Risk Management for KPMG LLP in the U.S. from 2016 to 2018 and Board member of KPMG LLP and KPMG Americas from 2014 to 2018. Additional positions held at KPMG from 1994 to 2016 included Lead Engagement Partner, as well as Partner-in-Charge of Audit for the Western United States, Silicon Valley, and Los Angeles, after becoming Partner in 1994. He also held various client service roles with increased levels of responsibility at KPMG from 1983 to 1994. The Nominating and Corporate Governance Committee has noted Mr. Cannizzaro’s accounting and consulting experience, including risk management and regulatory compliance experience across many industries.	65	2022

James G. Conroy	Chief Executive Officer of the Company since February 2025 and member of the Board of Directors since December 2024; CEO – Elect from December 2024 through January 2025; President and Chief Executive Officer of Boot Barn Holdings, Inc. from 2012 to November 2024; Chief Operating Officer and Interim Co-Chief Executive Officer, Claire’s Stores, Inc. in 2012, President from 2009 to 2012, and Executive Vice President from 2007 to 2009. Previously, Mr. Conroy held several roles with consumer, entertainment, and consulting companies, including with Kurt Salmon Associates and Deloitte Consulting. The Nominating and Corporate Governance Committee has noted Mr. Conroy’s extensive executive retail experience, including management and operational experience.
		56	2024
Sharon D. Garrett
Management Consultant since 2013; Member of the Board of Directors, Jerome’s Furniture from 2017 to 2020 (also member of the Strategic Planning (Chair) and Compensation committees); Member of the Board of Directors, Scott’s Liquid Gold-Inc. from 2014 to 2016 (also member of the Audit and Compensation committees); Executive Vice President, Revenue Cycle Optimization, American Medical Response, Inc. from 2012 to 2013, Senior Vice President, Reimbursement Services from 2007 to 2012; Chief Operating Officer, PT Holdings from 2006 to 2007; Executive Vice President, Enterprise Services, PacifiCare Health Systems from 2002 to 2005; provided interim executive services for various companies from 2000 to 2002, including Chief Executive Officer, Zyan Communications from April to November 2000; Senior Vice President and Chief Information Officer, The Walt Disney Company from 1989 to 2000. The Nominating and Corporate Governance Committee has noted Ms. Garrett’s executive and operational experience, including information technology and cyber risk experience.
		77	2000
Michael J. Hartshorn	Group President and Chief Operating Officer of the Company since 2019 and member of the Board of Directors since 2021; Group Executive Vice President, Finance and Legal, and Chief Financial Officer in 2019; Executive Vice President, Chief Financial Officer from 2018 to 2019; Group Senior Vice President, Chief Financial Officer from 2015 to 2018; Senior Vice President and Chief Financial Officer from 2014 to 2015; Senior Vice President and Deputy Chief Financial Officer from 2012 to 2014; Group Vice President, Finance and Treasurer from 2011 to 2012; Vice President, Finance and Treasurer from 2006 to 2011. From 2002 to 2006, Mr. Hartshorn held a number of management roles in the Ross IT and supply chain organizations, after initially joining the Company in 2000 as Director and Assistant Controller. For seven years prior to joining Ross, he held various financial roles at The May Department Stores Company. The Nominating and Corporate Governance Committee has noted Mr. Hartshorn’s extensive executive and operational experience with the Company.	58	2021

Stephen D. Milligan	Member of the Board of Directors, Autodesk, Inc., since 2018 (also member of the Audit Committee since 2019); Member of the Board of Directors, Western Digital Corporation from 2013 to 2020, Chief Executive Officer from 2013 to 2020, President from 2012 to 2013; Chief Executive Officer, Hitachi Global Storage Technologies from 2009 to 2012, Chief Financial Officer from 2007 to 2009; Senior Vice President, Finance and Chief Financial Officer, Western Digital from 2004 to 2007, Vice President of Finance from 2002 to 2003. The Nominating and Corporate Governance Committee has noted Mr. Milligan’s executive and financial experience, including consumer-facing products experience.	62	2015
Patricia H. Mueller	Management Consultant since 2016; Member of the Board of Directors, Dave & Buster’s Entertainment, Inc. from 2015 to 2022 (also member of the Compensation and Nominating and Corporate Governance (Chair) committees); Chief Marketing Officer and Senior Vice President, Advertising and Marketing at The Home Depot, Inc. from 2011 to 2016 and Vice President, Advertising from 2009 to 2011; Senior Vice President, Marketing and Advertising, The Sports Authority, Inc. from 2006 to 2009; Vice President, Marketing and Advertising, American Signature, Inc. from 2004 to 2006. Additional executive positions at ShopNBC TV network from 1999 to 2004 included Senior Vice President, TV Sales and Promotions; Senior Vice President, Strategic Development; and Senior Vice President, Marketing and Programming. Ms. Mueller also held prior executive and leadership positions with Montgomery Ward, LLC from 1984 to 1999. The Nominating and Corporate Governance Committee has noted Ms. Mueller’s executive and operational experience, including retail marketing experience.	63	2020

Doniel N. Sutton	Chief People Officer, Pinterest, Inc. since 2024; Member of the Board of Directors, Morningstar, Inc. since 2021 (also member of the Audit Committee and Compensation Committee since 2021); Chief People Officer, Alteryx, Inc. from 2022 to 2023; Chief People Officer, Fastly, Inc. from 2020 to 2022; Senior Vice President, People at PayPal Holdings, Inc. from 2017 to 2019, Vice President Human Resources from 2014 to 2017, and Senior Director, Human Resources from 2011 to 2014; Vice President, Human Resources, Real Estate and Relocation Services at Prudential Financial, Inc. from 2010 to 2011; Senior Vice President, Human Resources, Home Loan Servicing and Technology, Bank of America Corporation from 2008 to 2010, Vice President, Human Resources, Sales, Service, and Execution from 2005 to 2008, and Senior Human Resources Manager, Transaction Services from 2002 to 2005. Ms. Sutton also held prior human resources leadership roles at Honeywell International Inc. from 1997 to 2002. The Nominating and Corporate Governance Committee has noted Ms. Sutton’s executive and operational experience, including human capital leadership experience across industries.	52	2021
Biographical information concerning our executive officers is contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

During fiscal 2025, the Board held five meetings. No incumbent member of the Board, while serving in such capacity, attended fewer than 75% of the total number of Board meetings and applicable committee meetings held during the year. The Board of Directors has determined that Mses. Garrett, Mueller, and Sutton, and Messrs. Bjorklund, Bush, Cannizzaro, Milligan, and Orban are each an independent director under the applicable corporate governance requirements of the Nasdaq Stock Market (“Nasdaq”) listing rules. During the fiscal year, the independent directors held five meetings in executive session without management.

We have standing Audit, Compensation, and Nominating and Corporate Governance committees. The Board has adopted written charters for each of these committees, which are posted on the Company’s corporate website, www.rossstores.com in the “Investors” section under “Corporate Governance.” The Board has also adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics that applies to all of our employees, officers, directors, and business partners. Both of these Codes are also posted on the Company’s website, as are the Company’s Corporate Governance Guidelines adopted by the Nominating and Corporate Governance Committee.

The Board has a comprehensive annual self-evaluation practice, which has been developed under independent director leadership and has continued to evolve over the years. Self-evaluations are conducted annually by the full Board, and also by the Audit, Compensation, and Nominating and Corporate Governance committees, to review and assess their respective performance and practices, and to communicate suggestions for improvement. To help encourage candid feedback, questionnaire results are aggregated and anonymized before being shared with the Board and each committee. The Board and each committee then discuss the feedback and assess potential actionable opportunities. The self-evaluation process is overseen by the Nominating and Corporate Governance Committee.

Board Leadership Structure. Our Board has long separated the roles of Chair of the Board (“Board Chair”) and Chief Executive Officer (“CEO”). During fiscal 2025, Michael Balmuth served as Executive Chairman of the Board and James G. Conroy served as our CEO. Mr. Balmuth stepped down as Executive Chairman of the Board at the end of fiscal 2025 (on January 31, 2026), and K. Gunnar Bjorklund was appointed to succeed Mr. Balmuth as Chairman of the Board, effective at the start of fiscal 2026 (on February 1, 2026).

In establishing its leadership structure, our Board seeks to have both strong leadership as a Board and a strong CEO, and to encourage active oversight by the independent directors. Although the Board recognizes that the optimal leadership structure may change as circumstances evolve, our experience has shown that separation of the roles of Board Chair and CEO can contribute to the effectiveness of both roles. However, for this structure to be most effective, it of course matters who fills each role, and our Board believes that it is preferable for the people in both of these roles to have deep retail expertise.

Mr. Balmuth had been with the Company from 1989 to 2026. He previously served as our CEO (from 1996 to 2014), Chairman of the Board (from 2014 to 2021), and Executive Chairman (from 2023 to January 2026), and has in-depth business knowledge and organizational familiarity with the Company, which made him well-suited to fill the role of Executive Chairman during fiscal 2025.

Mr. Bjorklund has served as an independent Board member since 2003, and has deep knowledge of the Company and the off-price retail sector, along with a strong background in shaping consumer-driven business strategies. He also served as the Lead Independent Director during 2023 and until his appointment as Chairman. The Board believes that Mr. Bjorklund’s experience, insight, and leadership made him well suited to assume the role of independent Chairman at the start of fiscal 2026. Because Mr. Bjorklund is an independent director, the Board does not currently have a Lead Independent Director.

Mr. Conroy, who joined the Company as Chief Executive Officer – Elect in 2024 and became Chief Executive Officer at the beginning of fiscal 2025, is a talented retail executive with over 25 years of proven success in the retail sector, complementing the longer tenures and deep Company institutional knowledge of our executive leadership team.

Audit Committee. The members of the Audit Committee during fiscal 2025 were Ms. Garrett, and Messrs. Cannizzaro and Milligan (Chair). Each of the members of the Audit Committee is independent as determined under the applicable corporate governance requirements of the Nasdaq listing rules. The Board has also determined that Ms. Garrett and Messrs. Cannizzaro and Milligan are each “financially literate” and that Mr. Milligan is considered to be an “audit committee financial expert” as that term is defined in rules issued by the SEC. Core functions of the Audit Committee include retaining the Company’s independent auditors, reviewing their independence, reviewing and approving the planned scope of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them and the related fees, oversight relating to the adequacy of the Company’s accounting and financial controls, reviewing the Company’s critical accounting estimates and significant accounting policies, oversight of the internal audit function, and reviewing and approving certain related person transactions and disclosures. The Audit

Committee held nine meetings during fiscal 2025. The functions and activities of the Audit Committee are further described under the heading Board of Directors Audit Committee Report.

The Audit Committee also assists the Board in providing oversight of the management of certain Company risks, particularly in the areas of internal controls and financial reporting, cybersecurity, and the Company’s climate change and sustainability efforts.

Compensation Committee. The members of the Compensation Committee during fiscal 2025 were Mses. Mueller and Sutton, and Messrs. Bjorklund and Bush (Chair), each of whom is independent as determined under the applicable corporate governance requirements of the Nasdaq listing rules. This committee held twelve meetings during fiscal 2025. The Compensation Committee serves to carry out the responsibilities of the Board relating to determining the compensation of the Company’s executives, including the compensation of our CEO. This committee oversees and administers the policies and plans that govern the cash, equity, and incentive compensation of executive officers and independent directors of the Company. This committee is responsible for establishing and administering the terms, criteria, and size of equity compensation grants under the Company’s 2017 Equity Incentive Plan, and of cash bonuses under the Company’s annual cash incentive bonus plan (the “Incentive Compensation Plan”), including establishing and certifying the attainment of the performance goals it sets for those compensation plans. It also provides oversight in administering the Company’s Employee Stock Purchase Plan, 401(k) Plan, Non-Qualified Deferred Compensation Plan, and Health and Welfare Plans. This committee is also tasked with assisting the Board in succession planning and the development and retention of senior management talent, and helping to facilitate leadership continuity and organizational strength to support achievement of the Company’s short- and long-term goals.

As described below under the caption “Compensation Discussion and Analysis,” the third-party consultant retained by the Compensation Committee during fiscal 2025 to provide market data and advice on executive compensation matters was Exequity, LLP, which was retained only after assessing their independence under the criteria provided in the applicable corporate governance requirements of the Nasdaq listing rules.

After review by the Compensation Committee and management regarding the Company’s compensation policies and practices with respect to risk-taking incentives and risk management, the Company does not believe that potential risks arising from its compensation policies or practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee during fiscal 2025 were Mses. Garrett, Mueller, and Sutton, and Messrs. Bjorklund, Bush, Cannizzaro, Milligan, and Orban. Each of the members of the Nominating and Corporate Governance Committee is independent as determined under the applicable standards of the Nasdaq listing rules. The Nominating and Corporate Governance Committee considers qualified candidates for nomination for election or appointment to the Board of Directors, and makes recommendations to the full Board concerning such candidates. This committee also assists with Board-level oversight on general matters involving our corporate governance and related policies. This committee held five meetings during fiscal 2025. During fiscal 2025, Ms. Sutton (through May 21, 2025) and Mr. Cannizzaro (since May 21, 2025) served as the Chair of the Nominating and Corporate Governance Committee.

Board and Audit Committee Roles in Oversight of Risk Management and Other Areas. Our Board exercises general oversight of our risk management activities, and regularly requests and receives reports from management, including direct presentations and reports made to our Board by members of our management team with operational responsibility for risk management in various parts of our business.

With respect to risks related to cybersecurity, our Board has delegated the primary oversight responsibility to the Audit Committee. The Audit Committee, along with management, reports to the full Board on these matters throughout the year. The Audit Committee receives quarterly cybersecurity reports and engages directly with our management team, including our Chief Information Officer and Chief Information Security Officer, on cybersecurity risk management and related risk topics, including incident response and recovery protocols, associate trainings and awareness, recent Company and industry developments, and our related compliance programs and practices.

As described below under the caption “Additional Information About Our Initiatives Regarding Environmental, Social, and Governance (“ESG”) Matters and Diversity, Equality, and Inclusion (“DE&I”) Matters,” our Board also oversees our approach to addressing ESG matters, including matters related to climate change, DE&I matters, health and safety matters, human capital management, and stockholder relations. In addition, the Audit Committee assists the Board with oversight of our sustainability program and our approach to environmental, sustainability, and climate initiatives and related risk management efforts, including greenhouse gas (“GHG”) reduction initiatives and target setting.

Policy and Procedure for Director Nomination

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications, independence, and skills of candidates for election to our Board of Directors. When there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing and evaluating candidates to fill such vacancy. This committee has a policy with regard to the assessment of director candidates, including candidates recommended by stockholders. This assessment generally will include consideration of criteria listed below:
(i)personal and professional integrity, ethics, and values
(ii)experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance, or other elements relevant to the success of a publicly traded company in today’s business environment
(iii)relevant business experience, at a senior management level, preferably in retail or in a related industry
(iv)experience as a board member of another publicly held company
(v)academic expertise in an area of the Company’s operations
(vi)practical and mature business judgment, including the ability to make independent analytical inquiries
(vii)whether the nominee is “independent” for purposes of SEC rules and corporate governance requirements of the Nasdaq listing rules applicable to the Company
(viii)potential conflicts of interest
(ix)other qualifications and characteristics the Nominating and Corporate Governance Committee
believes are pertinent

The Nominating and Corporate Governance Committee seeks to promote a well-rounded Board, with a balance and diversity of skills and experience appropriate for the Company’s business. The Company also seeks to promote diversity of perspectives and experiences, including gender and racial/ethnic diversity, within the Company and in the corporate boardroom. In the event that the Nominating and Corporate Governance Committee determines to recruit candidates as nominees to join the Board from outside the Company, the initial candidate pool will include qualified female and racially/ethnically diverse candidates, and any third-party search firms will be instructed to include such candidates. Our 9 nominees possess a mix of skills and experiences we believe are relevant for the Company’s off-price business. These skills and experiences include having served in roles such as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, Chief Marketing Officer, Chief People Officer, and Global Head of Quality, Risk, and Regulatory, and in industries including retail and also non-retail, with additional experience in functional areas such as marketing, merchandising, operations, finance, consulting, information technology, and human capital leadership. Our 9 nominees for election at the Annual Meeting include 3 female directors and 2 racially/ethnically diverse directors.

In considering candidates, the Nominating and Corporate Governance Committee evaluates qualified candidates for nomination to fill open seats on the Board of Directors and makes a recommendation to the full Board concerning such candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders based on the same criteria that apply to candidates identified by the committee members. There are no specific, minimum qualifications formulated by the Nominating and Corporate Governance Committee that must be met by a potential nominee. The Nominating and Corporate Governance Committee believes that it is important for a majority of our directors to satisfy the definition of independence for purposes of the applicable corporate governance requirements of the Nasdaq listing rules, and for at least one director to possess the attributes necessary to be an “audit committee financial expert.”

Any stockholder who wishes to recommend a director candidate for consideration must submit the recommendation in writing to us at our principal executive offices, addressed to the attention of the Nominating and Corporate Governance Committee. Any stockholder who wishes to formally nominate a director candidate for presentation to the stockholders at the next annual meeting (whether or not intended for inclusion in our proxy statement) must provide timely notice of the nomination in accordance with our Bylaws and with any applicable SEC rules. See the discussion below under the caption “Stockholder Proposals to be Presented at the Next Annual

Meeting.” A stockholder who recommends a person as a potential director candidate may be requested by the Nominating and Corporate Governance Committee to provide further information for purposes of evaluating the candidate and for the purpose of providing appropriate disclosure to stockholders.

Bylaws Provide for “Proxy Access”

The Company’s Bylaws provide that eligible stockholders may have their director nominations included in the Company’s Proxy Statement, through a process commonly referred to as “Proxy Access.” Under the Company’s Bylaws, a stockholder or a group of up to 20 stockholders that has continuously owned 3% or more of the Company’s common stock for at least three years, may nominate and include in the Company’s proxy materials for an annual meeting of stockholders, up to the greater of two directors or 20% of the total number of directors serving on the Board, provided that such stockholder(s) and nominee(s) also meet the timely notice and other requirements set forth in the Company’s Bylaws.

Bylaws Provide Majority Voting Standard for Director Elections

The Company’s Bylaws provide for a majority voting standard with respect to uncontested elections of directors. Under our current Bylaws, any director nominee in an uncontested election who receives more votes against election than votes in favor of election is not elected. In addition, any incumbent director who fails to receive such majority approval from the stockholders must tender an offer of resignation to the Board within 14 days following certification of the stockholder vote. The Board then has authority to determine whether or not to accept the director’s offer of resignation. The Bylaws provide that the Nominating and Corporate Governance Committee (or another committee designated by the Board) will consider what action should be taken with respect to such offers of resignation, and will make a recommendation to the Board within 60 days following the certification of the stockholder vote. The Bylaws also provide that the Board is required to take action on the matter within 90 days following certification of the stockholder vote. Both the reviewing committee and the Board are authorized to consider all factors they believe to be relevant in determining whether or not to accept any resignation. Within five business days after reaching its decision, the Board is required to publicly disclose the decision, including, if applicable, the reasons for not accepting an offer of resignation.

Stockholder Communications with the Directors

The Board has adopted a process for stockholders to communicate with the Board and/or with individual directors. Stockholders may address such communications in writing to the Chairman of the Board, or to any individual director(s), c/o Ross Stores, Inc., 5130 Hacienda Drive, Dublin, CA 94568. Communications from stockholders addressed to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by the independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s), as soon as practicable, although communications that are deemed abusive, repetitive, in poor taste, or that present safety or security concerns may be handled differently. The Corporate Secretary may, at their discretion, not forward correspondence that is primarily commercial in nature or relating to an improper or irrelevant topic. If multiple communications are received on a similar topic, the Corporate Secretary may, at their discretion, forward only representative correspondence.

Director Attendance at Annual Meeting

We typically schedule a Board meeting in conjunction with the Annual Meeting. We expect, but do not require, that all directors attend the Annual Meeting, absent a valid reason such as an unavoidable scheduling conflict. All of the current members of the Board of Directors who were directors at the time of the 2025 Annual Meeting attended the meeting.

Additional Information About Our Initiatives Regarding Environmental, Social, and Governance (“ESG”) Matters and Diversity, Equality, and Inclusion (“DE&I”) Matters

Our Board oversees the Company’s approach to ESG matters, including matters related to climate change, DE&I matters, health and safety matters, human capital management, and stockholder relations. The Audit Committee provides oversight assistance relating to the Company’s environmental, sustainability, and climate initiatives and related risk management efforts, and the Nominating and Corporate Governance Committee provides oversight relating to stockholder relations.

We publish information regarding our ESG initiatives and environmental targets on the Company’s website, which includes our Corporate Social Responsibility (“CSR”) report. Our 2024 CSR report, which covers our CSR efforts and achievements during fiscal 2024, focuses on four pillars of our programs: 1) Empowering Our Associates; 2) Supporting Our Communities; 3) Operating Sustainably; and 4) Conducting Business Ethically. Our CSR report is informed by several frameworks, including the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB), and the Task Force on Climate-Related Financial Disclosures (TCFD).

As indicated in our 2024 CSR report, we have also established an internal Environmental Sustainability Steering Committee (“ESSC”), which is composed of senior leaders from across our Company. The ESSC assists with identifying and managing risks and opportunities associated with climate change, informing and endorsing GHG emissions and waste reduction strategies, and identifying and supporting projects in pursuit of achieving those strategies. The ESSC also provides input to a dedicated Sustainability Team and helps align the program with our overall business strategy. As mentioned above, our management provides regular updates to the Audit Committee regarding the Company’s environmental and sustainability efforts and the status of our initiatives. Furthermore, we respond annually to the CDP Climate Change Questionnaire to disclose our climate management efforts.

Our 2024 CSR report also highlights some of our efforts relating to DE&I matters. We have an Office of DE&I, currently with two leadership bodies: the DE&I Steering Committee and the DE&I Council. The DE&I Steering Committee is co-chaired by our Chief Executive Officer and Chief Operating Officer and comprised of senior executives from across the Company. The DE&I Council is composed of cross-functional senior leaders who are responsible for developing functional action plans that support our DE&I vision and objectives. The Board is updated by management regarding our Company’s DE&I efforts and the status of our initiatives.

More information on our ESG programs and our commitments can be found in our current CSR Report, which is available at https://corp.rossstores.com/responsibility. The information on our Corporate Governance and Corporate Social Responsibility webpages, the CSR Report, and any other information on our website that we may refer to herein is not incorporated by reference into, and does not form any part of, this Proxy Statement.

COMPENSATION OF DIRECTORS

The chart below summarizes all compensation earned by all persons serving on our Board of Directors for their services during fiscal 2025:

Director Compensation (Fiscal 2025)
Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total Compensation
Michael Balmuth*	$—	$—	$—	$—
K. Gunnar Bjorklund	$140,000	$180,010	$—	$320,010
Michael J. Bush	$137,000	$180,010	$—	$317,010
Edward G. Cannizzaro	$132,500	$180,010	$—	$312,510
James G. Conroy*	$—	$—	$—	$—
Sharon D. Garrett	$120,000	$180,010	$—	$300,010
Michael J. Hartshorn*	$—	$—	$—	$—
Stephen D. Milligan	$160,000	$180,010	$—	$340,010
Patricia H. Mueller	$115,000	$180,010	$—	$295,010
George P. Orban**	$100,000	$180,010	$—	$280,010
Doniel N. Sutton	$127,500	$180,010	$—	$307,510
*    In fiscal 2025, Mr. Balmuth, Mr. Conroy, and Mr. Hartshorn did not receive any separate compensation for their service as members of the Board. Information regarding compensation for Mr. Balmuth, Mr. Conroy, and Mr. Hartshorn is reflected in the “Summary Compensation Table” and accompanying discussion. Mr. Balmuth retired as a member of the Board at the end of fiscal 2025 (on January 31, 2026).
** Mr. Orban is not standing for re-election at the Annual Meeting.

(1)  In fiscal 2025, continuing directors were awarded an annual equity retainer fee in shares of restricted common stock or restricted stock units under the Company’s 2017 Equity Incentive Plan with a value of $180,000, subject to vesting over three years of continued service. The number of shares awarded is determined by dividing the target grant value by the closing price of Ross Stores, Inc. common stock as reported on the Nasdaq Stock Market on the date of grant and rounding up to the next whole share. For fiscal 2025, the amounts shown reflect a restricted stock award of 1,179 shares of common stock (or a like number of restricted stock units, depending on whether the director elected to participate in our stock deferral program) granted on May 21, 2025. The outstanding equity awards held at fiscal 2025 year-end by independent directors that remain subject to vesting were as follows:
a.Mr. Bjorklund: 2,571 shares of the Company’s common stock.
b.Mr. Bush: 2,571 shares of the Company’s common stock.
c.Mr. Cannizzaro: 2,571 shares of the Company’s common stock.
d.Ms. Garrett: 2,571 shares of the Company’s common stock.
e.Mr. Milligan: 2,571 shares of the Company’s common stock.
f.Ms. Mueller: 2,571 shares of the Company’s common stock.
g.Mr. Orban: 2,956 shares of the Company’s common stock.
h.Ms. Sutton: 2,571 shares of the Company’s common stock.

(2)    As noted in the table below captioned “All Other Compensation for Fiscal 2025” and the related discussion, occasionally our executive officers may fly on Company-provided private aviation flights made for business purposes, and our directors may also occasionally fly on private flights for business purposes. Family members of directors and executive officers may join them if there is a seat that would otherwise go unfilled. Because this benefit has no incremental cost to the Company, no dollar value for it is reflected in the table.

Standard Fee Arrangements and Restricted Stock Grant Formula

The Compensation Committee reviews and determines the value of director cash retainer fees on an annual basis. In fiscal 2025, directors who were not officers or employees of the Company (“independent directors”) received an annual cash retainer of $100,000 (paid quarterly). Audit Committee and Compensation Committee members also received annual cash retainers of $20,000 and $15,000, respectively (paid quarterly). The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received annual cash retainers of $60,000, $37,000, and $25,000 respectively (paid quarterly).

Mr. Bjorklund, who served as the Lead Independent Director during fiscal 2025, received an annual cash retainer of $25,000 (paid quarterly).

The Compensation Committee also reviews and determines the value and form of director equity awards on an annual basis, including any equity awards for newly appointed, independent directors. The practice is to grant annual awards on the date of each annual stockholders’ meeting, which are then subject to vesting over a period of three years. In fiscal 2025, the independent directors were awarded an annual equity retainer with a grant date target value of $180,000 (rounded up to the nearest whole share). These equity awards vest in equal annual installments over a three-year service period. Under the 2017 Equity Incentive Plan, the aggregate grant date fair value of all awards granted during any fiscal year to any independent director shall not exceed one million dollars ($1,000,000). As a feature of our director compensation program, directors may elect to defer receipt of the shares underlying their annual equity awards. Participation is voluntary, and participating directors may defer their receipt of shares until separation from the Board or until a certain year. Those directors electing to defer receive restricted stock units instead of restricted stock awards.

PROPOSAL 2
APPROVE THE ROSS STORES, INC.
2026 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Ross Stores, Inc. 2026 Equity Incentive Plan (the “2026 Plan”). The Board of Directors adopted the 2026 Plan on March 11, 2026, subject to and effective upon its approval by our stockholders. The 2026 Plan is intended to replace our 2017 Equity Incentive Plan (the “Predecessor Plan”), which would otherwise terminate automatically on the tenth anniversary of its initial adoption in May 2017. If the stockholders approve the 2026 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Predecessor Plan, which will be automatically terminated.

Essential Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber. One of the tools our Board of Directors and its Compensation Committee regard as essential to attract, retain and reward top talent is a competitive equity incentive program. We intend to use incentives granted under the 2026 Plan to attract new key employees and to continue to retain existing key employees, directors, and other service providers for the long-term benefit of the Company and its stockholders. If our stockholders do not approve the 2026 Plan, we will be unable to continue our employee stock incentive program after May 2027.

Requested Share Authorization

The 2026 Plan empowers the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, and cash-based awards. Under the 2026 Plan, the initial reserve will be a maximum of 15,809,003 shares of common stock of the Company (“shares”), consisting of the sum of the following:
•9,000,000 new additionally requested shares
•6,809,003 shares available for grant under the Predecessor Plan as of March 1, 2026, less one share for each share subject to any award granted under the Predecessor Plan between March 1, 2026 and prior to the date of the Annual Meeting, provided that any award granted during this period that is forfeited prior to the date of the Annual Meeting without having been exercised or settled will not effectively reduce the Plan limit.

The share reserve will automatically increase to reflect the number of shares which is equal to any shares subject to awards granted under the Predecessor Plan that are outstanding on the date of the Annual Meeting to the extent that the shares subject to such awards would have recycled back to the Predecessor Plan in connection with the awards’ expiration, termination, cancellation, forfeiture or repurchase of such award, or in satisfaction of payment of tax withholding obligations with respect to awards that are not stock options or stock appreciation rights. However, the number of shares authorized for issuance under the Predecessor Plan that may become available for issuance under the 2026 Plan pursuant to such share recycling provision will not exceed 3,836,412 shares.

The 2026 Plan contains a similar share recycling provision as the Predecessor Plan, such that with respect to grants made under the 2026 Plan the share reserve will increase in connection with such award’s subsequent termination, forfeiture, repurchase and other events as described under the heading “Share Counting” below.

Under the Predecessor Plan, as of March 1, 2026, 0 options were outstanding, a total of 3,836,412 shares remained subject to unvested outstanding awards of restricted stock, restricted stock units, performance-based restricted stock units and performance shares (assuming maximum performance levels for unsettled performance-based restricted stock units), and a total of 6,809,003 shares remained available for grant. The closing price of the Company’s common stock, as reported on the Nasdaq Global Select Market on March 1, 2026, was $205.64 per share.

Grant Practices

In operating our Predecessor Plan, the Compensation Committee has carefully monitored and managed dilution. Our average annual burn rate (gross number of shares subject to awards granted during the year divided by the weighted number of common shares outstanding) for the past three fiscal years is 0.42%, which is well below the

1.33% burn rate benchmark for our industry established by Institutional Shareholder Services Inc. ("ISS"), and ranks in the lowest quartile of our peer group companies. The 9,000,000 new shares we are requesting for issuance under the 2026 Plan would represent about 2.8% of the number of shares of our common stock outstanding on March 1, 2026.

The annual burn rate and overhang with respect to the Predecessor Plan over the last three fiscal years was as follows:

Burn Rate and Overhang Table
	2023	2024	2025
Burn Rate (1)	0.50%	0.37%	0.38%
Overhang (2)	3.56%	3.41%	3.23%

1.Burn rate represents (a) the gross number of shares subject to equity awards that we granted during the applicable fiscal year divided by (b) the basic weighted average shares outstanding for the applicable fiscal year.
2.Overhang represents (a) total plan shares divided by (b) (i) total plan shares plus (ii) shares outstanding, where (a) total plan shares equals the sum of (i) the number of shares available for future grants under the Predecessor Plan plus (ii) stock option awards outstanding plus (iii) restricted stock units and restricted shares outstanding plus (iv) performance share awards and performance-based restricted stock unit awards outstanding (assuming maximum performance levels).

As of March 1, 2026, there were 322,356,542 shares outstanding.

The following table includes information regarding outstanding equity awards and shares available for future grants under the Predecessor Plan as of March 1, 2026:

Predecessor Plan
Total shares underlying outstanding stock options	0
Weighted average exercise price of outstanding stock options	N/A
Weighted average remaining contractual life of outstanding stock options, in years	N/A
Total shares underlying outstanding unvested restricted shares, restricted share units, performance restricted share units (at maximum) and performance share awards	3,836,412
Total shares currently available for grant	6,809,003

Factors Considered by Board

Our Board of Directors considered a number of factors in determining the appropriate size of the 2026 Plan share reserve:
•Based on our projections, the number of shares authorized is sufficient to allow us to maintain our equity incentive program for not less than 5-6 years.
•Including the new shares requested for the 2026 Plan, our potential shareholder value transfer (as measured by ISS) as a percentage of our market value determined as of December 1, 2025 is 6.1%, which is below the ISS industry benchmark of 8.7%.
•The Board believes it is important to continue to motivate our employees through the use of our equity incentive program, given our conservative share usage and our strong performance. Compared to our fiscal year 2025 peer group companies, Ross ranks in the lowest quartile for 3-year average burn rate.

Our stock repurchase program has more than offset any stockholder dilution due to equity grants to employees. Since the effective date of the Predecessor Plan, the number of shares outstanding has been reduced by more than 15%.

Key Features of 2026 Plan

The 2026 Plan is designed to include the following terms that are consistent with the interests of our stockholders and with our corporate governance policies, and which reflect “best practices”:
•The 2026 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.
•No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.
•Any shares of our common stock we repurchase in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the 2026 Plan.
•The target grant value for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited to $1,000,000.
•The 2026 Plan generally requires each award to have a minimum vesting period of one year, except for 5% of the authorized shares and other specified exceptions.
•The 2026 Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

In addition, our Board of Directors has adopted director and officer stock ownership guidelines and an incentive-based compensation recoupment policy that applies to awards granted under the 2026 Plan. See the description of these policies in “Compensation Discussion and Analysis.”

The Board of Directors believes that the 2026 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants, and directors essential to our success, and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the 2026 Plan.

Summary of the Material Terms of the 2026 Plan

The following summary of the material terms of the 2026 Plan is qualified in its entirety by the specific language of the 2026 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General. The purpose of the 2026 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants, and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, and cash-based awards.

Authorized Shares. The maximum aggregate number of shares authorized for issuance under the 2026 Plan is the sum of the following:
•9,000,000 new additionally requested shares
•6,809,003 shares available for grant under the Predecessor Plan as of March 1, 2026, less one share for each share subject to any award granted under the Predecessor Plan between March 1, 2026 and prior to the date of the Annual Meeting, provided that any award granted during this period that is forfeited prior to the date of the Annual Meeting without having been exercised or settled will not effectively reduce the Plan limit.

The share reserve will automatically increase to reflect the number of shares subject to outstanding awards granted under the Predecessor Plan that are outstanding on the date of the Annual Meeting to the extent that the shares subject to such awards would have recycled back to the Predecessor Plan in connection with the awards’ expiration, termination, cancellation, forfeiture or repurchase of such award, or in satisfaction of payment of tax withholding obligations with respect to awards that are not stock options or stock appreciation rights, provided that the aggregate number of shares authorized for issuance under the Predecessor Plan that may become authorized for issuance under the 2026 Plan pursuant to this paragraph shall not exceed 3,836,412 shares.

The 2026 Plan contains a similar share recycling provision to the Predecessor Plan, such that, with respect to grants made under the 2026 Plan after the Annual Meeting, the share reserve will increase in connection with certain award termination, forfeiture, repurchase and other events in accordance with the disclosure under the heading “Share Counting” below.

As of March 1, 2026, approximately 6.8 million shares remained available for grant under the Predecessor Plan. If the stockholders approve the 2026 Plan, the Predecessor Plan will automatically terminate so no additional awards can be granted under the Predecessor Plan, and any of these shares that are not then subject to outstanding awards will roll-over to the 2026 Plan and continue to be available for grant. As of March 1, 2026, 3,836,412 shares remained subject to outstanding awards subject to potential forfeiture under the Predecessor Plan.

Share Counting. Each share made subject to an award granted under the 2026 Plan will reduce the number of shares remaining available for grant under the 2026 Plan by one share. If any award granted under the 2026 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2026 Plan. Shares will not be treated as having been issued under the 2026 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2026 Plan. Shares purchased in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the 2026 Plan. However, shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award (but not options or stock appreciation rights) will again be available (that is, will not reduce the number of shares remaining available) for the future grant of awards. Upon the exercise of a stock appreciation right or net‑exercise of an option, the number of shares available under the 2026 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2026 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2026 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits. A nonemployee director may not be granted awards under the 2026 Plan in any fiscal year for more than the number of shares determined by dividing $1,000,000 by the fair market value of a share of our common stock on the applicable grant date.

Other Award Limits. To comply with applicable tax rules, the 2026 Plan also limits to 15,809,003 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2026 Plan.

Administration. The 2026 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2026 Plan or to administer the 2026 Plan directly. To the extent legally permitted and subject to limitations and guidelines established by the Committee, the Committee may delegate to one or more officers the ability to grant awards to employees who are not officers of the Company. (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2026 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations otherwise provided by the 2026 Plan, amend, cancel, or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award.

The 2026 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2026 Plan. All awards granted under the 2026 Plan will be evidenced by a written agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2026 Plan. The Committee will interpret the 2026 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2026 Plan or any award.

Prohibition of Option and SAR Repricing. The 2026 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting. No more than 5% of the aggregate number of shares authorized under the 2026 Plan may be issued pursuant to awards that provide for service‑based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year. The aggregate number of shares for purposes of determining the 5% threshold under this paragraph excludes substitute awards in connection with transactions, shares delivered in lieu of fully vested cash obligations, and certain non‑employee director awards that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting.

Eligibility. Awards may be granted only to employees, directors, and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 1, 2026, we had approximately 113,000 employees and 8 non-employee directors who would be eligible to receive awards under the 2026 Plan if it were effective as of such date.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2026 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2026 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the

Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2026 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2026 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit back to the Company any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions. The Company may require repayment of dividends received in cash with respect to unvested shares subsequently forfeited upon the participant’s termination of service.

Restricted Stock Units. The Committee may grant restricted stock units under the 2026 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights may be made subject to the same vesting conditions and settlement terms as the original award. However, if dividend equivalents are paid in cash with respect to unvested restricted stock units and those units are subsequently forfeited upon the participant’s termination of service, the Company may require repayment of the cash dividend equivalents applicable to the forfeited units.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

The Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2026 Plan provides that the performance award will be forfeited, unless otherwise determined by the Committee. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control. The 2026 Plan provides that a “Change in Control” occurs upon (a) a person (with certain exceptions described in the 2026 Plan) acquiring during a 12-month period direct or indirect beneficial ownership of 35% or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of the Board of Directors; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the stock or assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration per share that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2026 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Awards Subject to Section 409A of the Code. Certain awards granted under the 2026 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2026 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2026 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination. The 2026 Plan will continue in effect until its termination by the Committee. The Committee may amend, suspend or terminate the 2026 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2026 Plan, change the class of persons eligible to receive incentive stock options, or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2026 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect on any outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2026 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances, and does not address the tax consequences of state or local law.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction (for compensation expense) for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon grant of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the grant of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant instead receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Dividend Equivalents. In general, dividend equivalents are generally taxable as ordinary income when the participant receives a payout of the dividend equivalent and we generally will be entitled to a tax deduction at the same time and in the same amount.

New 2026 Plan Benefits

The Company has not approved any awards under the 2026 Plan that are conditioned on stockholder approval of the 2026 Plan. The grants of annual meeting awards to our non-employee directors as described under “Director Compensation,” will be made under the 2026 Plan instead of the Predecessor Plan if the 2026 Plan is approved. No awards will be granted under the 2026 Plan prior to its approval by the stockholders of the Company. All other awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the Company’s common stock may be issued as of January 31, 2026:

Shares in (000s)	(a) Number of securities to be issued upon exercise of outstanding options and rights	(b) Weighted-average exercise price per share of outstanding options and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	508	—	10,098	1 1
Equity compensation plans not approved by security holders	—	—	—
Total	508	—	10,098

1 Includes 3.3 million shares reserved for issuance under the Employee Stock Purchase Plan and 6.8 million shares reserved for issuance under the 2017 Equity Incentive Plan.

Required Vote and Board of Directors Recommendation

This proposal to approve the 2026 Plan will be approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Abstentions and broker non-votes each will be counted as present in determining if a quorum exists, but will not be counted as having been voted on this proposal and will have no effect on the outcome.

The Board believes that the approval of the 2026 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the 2026 Equity Incentive Plan.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board is asking our stockholders to vote, on an advisory basis, on the compensation of our Named Executive Officers (“NEOs”) as described in this Proxy Statement. This annual proposal, commonly known as a “Say on Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our executive compensation program, and is being provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors’ Recommendation and Vote Required

Our executive compensation program has been designed to align our executive officers’ compensation with the short- and long-term goals of the Company and the interests of our stockholders, recognize individual performance and contributions, and assist us in attracting, motivating, and retaining a strong leadership team. The underlying philosophy of our program has not significantly changed since 1982. We believe that it has been a key reason historically that we have been able to recruit and retain outstanding executives, and achieve exceptional rates of stockholder return over long time horizons. Maintaining management stability and retaining smart people who know our business are critical to our success. Our NEOs have an average tenure of over 22 years. Over the last 10 years, our average annual total shareholder return has been 14%, and our average annual rate of return on equity has been 39%. We have also returned $8.7 billion to stockholders through share repurchases and $3.6 billion through dividends during that time.

We value stockholder feedback on our executive compensation programs. At last year’s Annual Meeting, our stockholders voted 86.0% in favor of the advisory approval of the compensation program of our NEOs. We have included additional detail relating to fiscal 2025 compensation decisions in the Compensation Analysis & Discussion section.

A substantial majority of the compensation awarded to our NEOs, or realizable by them, is linked to Company performance and to the value of our common shares. Base salaries account for approximately 15% of our NEOs’ total compensation.

As further described below under the caption “Executive Compensation - Compensation Discussion and Analysis,” which we encourage you to review, highlights of our executive compensation program include:

•Annual Cash Incentive Bonus: This portion of compensation is completely at risk due to the performance-based structure of our Incentive Compensation Plan. The amount of the annual cash incentive bonuses paid under our Incentive Compensation Plan can vary significantly based on the Company’s degree of achievement of annual Company performance targets established in advance by our Compensation Committee.

•Performance Share Awards: Unlike the Incentive Compensation Plan, which pays cash bonuses entirely on an annual basis, a significant portion of the performance shares, once earned based on performance achieved in a given year, are then subject to further vesting based on continued service to the Company over a further two-year period. We believe this framework encourages executive retention and further strengthens the incentive to produce long-term value for our stockholders by working to increase the share price over a multi-year time horizon.

•Restricted Stock Awards: Restricted stock awards granted to our NEOs are structured to vest in large increments in future years after grant, and generally vest over four to five years of service. We believe that the value of these awards and their extended vesting periods provide a strong incentive for our NEOs both to remain employed at the Company and to successfully manage and grow the value of Ross shares over the long term. We believe these long-term equity awards are extremely important to aligning the financial interests of our NEOs with those of our stockholders, and they expose the NEOs to the consequences of both increases and decreases in the value of Ross shares. Our use of full value awards is also intended to manage overall compensation expense and to mitigate the impact of dilution under the Company’s equity plans.

The Board and Compensation Committee believe that our executive compensation program is well-designed, appropriately aligns the compensation of our NEOs with our performance objectives, and incentivizes strong individual performance. Accordingly, the Board recommends that our stockholders vote in favor of the following resolution at the 2026 Annual Meeting of Stockholders:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Ross Stores, Inc. NEOs, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Although this vote is advisory and is not binding on the Board, the Compensation Committee, or the Company, we value the input and views of our stockholders. The Compensation Committee will review the outcome of the vote when considering future executive compensation policies and decisions.

This proposal to approve our executive compensation, on an advisory basis, will be approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Abstentions and broker non-votes each will be counted as present in determining if a quorum exists, but will not be counted as having been voted on this proposal and will have no effect on the outcome.

The Board of Directors unanimously recommends that the stockholders vote FOR the advisory approval of our executive compensation.

PROPOSAL 4
RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending January 30, 2027. We do not anticipate that any representative of Deloitte will be present at the virtual Annual Meeting or available to respond to questions or to make any statement.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast affirmatively or negatively by holders of shares of common stock present or represented by proxy at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes each will be counted as present in determining if a quorum exists, but will not be counted as having been voted on this proposal and will have no effect on the outcome.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board, however, is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection of Deloitte is ratified by our stockholders, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027.

ROSS STORES, INC.
BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls, and the independence and performance of both its internal auditors and independent auditors. The Audit Committee is also responsible for the selection and engagement of the Company’s independent auditors. The Audit Committee is composed of three independent directors and operates under a written charter adopted and approved by the Board of Directors. This charter is available on the Company’s website, www.rossstores.com, under “Corporate Governance,” in the “Investors” section. Each Committee member is independent as defined by the applicable corporate governance requirements of the Nasdaq listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us, and on the representations made to us by management and by the independent auditors.

In this context, we held nine meetings during fiscal 2025. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors, and the Company’s independent registered public accounting firm, Deloitte. We discussed with representatives of the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. We met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2026 with management and Deloitte.

We also discussed with the independent auditors the matters required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and other required communications with audit committees.

In addition, we discussed with Deloitte their independence from management and the Company, including matters in the written disclosures and letter we received and as required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. When considering Deloitte’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the fees paid to Deloitte for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2026 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027, and are requesting that our stockholders ratify this appointment.

SUBMITTED BY THE AUDIT COMMITTEE OF THE
COMPANY’S BOARD OF DIRECTORS

Stephen D. Milligan, Chair
Edward G. Cannizzaro
Sharon D. Garrett

Summary of Audit, Audit-Related, Tax, and All Other Fees

The Audit Committee reviews and approves all proposed audit and non-audit engagements and related fees of Deloitte. In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chair to authorize such pre-approval and report on same at the following regularly scheduled meeting.

The following table summarizes the aggregate billings by Deloitte for professional services to the Company rendered during fiscal 2025 and 2024.

Fees	Fiscal Year 2025	Fiscal Year 2024
Audit Fees	$2,379,000	$2,265,000
Audit-Related Fees	$379,000	$166,000
Tax Fees
Tax Compliance Fees	$94,000	$94,000
Other Tax Services	$282,000	$401,000
All Other Fees	—	—
Total Fees	$3,134,000	$2,926,000

Audit Fees in fiscal 2025 and 2024 included fees related to the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in Quarterly Reports on Form 10-Q, and Sarbanes-Oxley compliance services. Audit-Related Fees were for consultation on accounting standards or transactions, and for statutory audits, including those of subsidiaries and employee benefit plans. Tax Fees were for tax-related services, consisting of compliance services (i.e., review of the Company’s tax returns and other tax compliance matters) and other tax services. All of the services reflected in the table were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Our executive compensation program aims to attract, retain, and reward high-caliber executive leadership talent who will drive our business and execute our strategy for long-term profitable growth. This CD&A outlines our executive compensation philosophy and objectives, describes the elements of our 2025 executive compensation program, and explains how the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) arrived at its compensation decisions for our Named Executive Officers (“NEOs”) serving during fiscal 2025, as listed below:

Name	Position
James Conroy	Chief Executive Officer
William Sheehan (1)	Executive Vice President and Chief Financial Officer
Michael Balmuth (2)	Executive Chairman
Michael Hartshorn	Group President and Chief Operating Officer
Karen Fleming	President and Chief Merchandising Officer, Ross Dress for Less
Adam Orvos (3)	Former Executive Vice President and Chief Financial Officer

(1)Mr. Sheehan was promoted to Executive Vice President and Chief Financial Officer effective October 1, 2025.
(2)Mr. Balmuth served as an Executive Officer through January 31, 2026 (the last day of fiscal 2025). On February 1, 2026, he transitioned to Senior Advisor. As anticipated under his employment agreement, he served as Senior Advisor until March 31, 2026 and is no longer employed by the Company. Mr. Balmuth also retired as a member of the Board, concurrently with his transition to Senior Advisor.
(3)Mr. Orvos retired from the Company effective September 30, 2025.

Executive Summary

Overview

We operate two brands in the competitive off-price apparel and home goods sector — Ross Dress for Less, the largest off-price apparel and home fashion chain in the United States, and dd’s DISCOUNTS. To effectively compete in this environment, we need to attract and retain an executive leadership team with the necessary expertise and experience to successfully execute our off-price strategies in all facets of our operations. Maintaining management stability and retaining smart people who know our business are critical to our success. Our NEOs serving at the end of fiscal 2025 have an average tenure with our company of over 22 years. Over the last 10 years, our average annual total shareholder return has been 14%, and our average annual rate of return on equity has been 39%. We have also returned $8.7 billion to stockholders through share repurchases and $3.6 billion through dividends during that time.

Fiscal 2025 Operating Environment

Fiscal 2025 began with an elevated level of macroeconomic uncertainty for our business. The retail sector continued to experience persistent inflationary pressure and cautious consumer spending. Additionally, tariff policy developments, and the volatility and uncertainty surrounding them, placed potential external pressure on margins and profitability, and created internal challenges in planning our business and setting goals for the year.

Despite this challenging backdrop, our senior leadership transition (described in last year’s proxy statement) proceeded smoothly, and our executive leadership team effectively navigated the evolving environment. This strong execution positioned the Company to respond effectively to market volatility and contributed to our financial outperformance for fiscal 2025, with tariff-related costs ultimately having a less significant impact on our business than had been anticipated earlier in the fiscal year.

Impact on Executive Compensation Programs

The backdrop of challenging and variable macroeconomic conditions reduced visibility into expected performance for the year, leading the Committee to carefully consider how to set challenging and appropriate performance goals for the fiscal 2025 executive compensation programs. Ultimately, the Committee concluded that full-year performance goals should continue to be set early during the fiscal year and that adjusted pre-tax earnings remained the key driver of stockholder value. The Committee also recognized that there was a wider range of plausible outcomes than in a typical planning cycle, and considered a corresponding range of economic and tariff scenarios to determine performance expectations that were aligned with the Company’s operational objectives and consistent with conditions known at the time goals were set.

In response to this highly uncertain environment, the Committee adopted broader performance ranges and revised the payout schedules for the fiscal 2025 annual cash incentive bonuses and performance share awards, while maintaining a fully formulaic payout structure. In addition, given the potential for tariff-related costs to drive reported results in ways that might distort underlying business performance, the Committee also adopted a defined set of cost factors, designed to isolate tariff-related costs when evaluating performance relative to the established incentive goals.

The Committee’s approach to incentive design for fiscal 2025 reaffirmed the importance of applying the Company’s longstanding, formula-driven approach in a manner that appropriately reflected the environment in which the Company was operating when goals were set. Consistent with prior years, the incentives were designed so that outcomes would reflect underlying operating performance and align with Company operational goals and objectives for creating stockholder value. Further detail is provided in “Setting Performance Metrics for Incentive Compensation” below.

At the end of the fiscal year, the impact of tariff-related costs reduced our adjusted pre-tax earnings results by around 2% and was less significant than originally anticipated. As a result, the actual payouts under our annual cash incentive bonus and performance share awards were generally consistent with the payouts that would have resulted under our fiscal 2024 payout schedules had the 2025 results not been adjusted for the tariff costs.

Compensation Governance Practices

While fiscal 2025 presented unique challenges that called for special adjustment factors, our ongoing compensation philosophy and approach has not fundamentally changed in recent years. Key design features of our compensation programs that reinforce alignment with stockholder interests include:

Our compensation programs are structured to pay for performance and emphasize “at risk” pay over fixed pay, with more than 50% of our NEOs’ ongoing compensation opportunity tied to Company financial performance.

In addition to at-risk pay components, a meaningful percentage of the NEOs’ pay is in the form of restricted share grants which generally vest over four to five years. This structure provides a strong link between realized pay and the long-term share price, while at the same time producing strong incentives for executive retention.

Other noteworthy compensation-related governance policies include:

We have meaningful stock ownership guidelines for executive officers and independent directors, and our policies preclude hedging and pledging for all insiders.

We limit accelerated vesting upon a change in control to situations where the executive is involuntarily terminated or terminates for good reason.

We do not provide NEOs with tax gross-ups on perquisites (excluding certain relocation benefits) or payments related to a change in control.

The Compensation Committee formally evaluates risks in our compensation plans each year.

We believe that our compensation practices, along with our strong history of financial performance and stockholder returns, have been key contributors to the generally strong levels of stockholder support for our “Say on Pay” proposals each year since Say on Pay voting was implemented in 2011.

We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. With respect to last year’s Say on Pay proposal, 86.0% of the votes cast were voted “FOR” approval of our executive compensation program. Our Compensation Committee considered the result of that vote, believes that it affirms our stockholders’ support for our approach to executive compensation and concluded that no major changes to our executive compensation policies were warranted as a result of the vote.

What Guides Our Program

Compensation Philosophy and Objectives

Our philosophy and approach to executive compensation have been consistent for many years and serve to align executive interests with those of our stockholders. We believe in strongly aligning executive compensation with stockholder interests by linking significant elements of the compensation package directly to stock value. Retention is also an important objective of our programs, as we believe that the Company’s growth and improvements in year-over-year performance are directly related to the consistent, sustained efforts of our executive leadership team. Our executive compensation program is designed to:

•Attract, retain, and motivate a strong executive leadership team to create and sustain our business success in the competitive off-price apparel and home goods market.

•Reinforce our high-performance culture and values through programs focused on clarity and accountability, that are also levered to deliver above-market compensation opportunities for superior performance and results.

•Create alignment of interests between the executive leadership team and stockholders, with a focus on longer-term stockholder value creation.

•Differentiate executive pay to recognize critical skills, contributions, and the current and future potential impact on the organization’s success.

Primary Components of Compensation

We achieve our compensation objectives through a balanced combination of the following three primary components of our compensation programs. Each of these components serves a specific purpose in our compensation strategy:

•Base Salary: A fixed cash compensation amount that is competitive within the markets in which we compete for executive talent. Base salaries account for approximately 15% of our NEOs’ total compensation.

•Annual Cash Incentive Program: The Incentive Compensation Plan has payout levels based on the degree of achievement of annual Company performance targets. The Incentive Compensation Plan is designed to focus the entire executive leadership team on shared annual Company performance targets. Based on our adjusted pre-tax earnings results for fiscal 2025, the Committee approved annual cash incentive award payouts for each of the continuing NEOs, at 145.97% of target.

•Long-Term Equity Incentives: The greatest emphasis among the three components is placed on longer-term incentives, in order to focus and align our executive leadership team upon achievement of increased long-term stockholder value. Equity-based compensation takes two forms — performance share awards and restricted stock awards, which are subject to performance-based and/or time-based vesting requirements.

We do not provide pensions or supplemental retirement plans, and we do not match any contributions under our non-qualified deferred compensation plan.

Oversight of the Executive Compensation Program

The Compensation Committee

The Committee serves to carry out the responsibilities of the Board related to establishing compensation for our executive officers, including the compensation of our CEO. For fiscal 2025, the Committee was comprised of four independent directors, Michael J. Bush (Chair), K. Gunnar Bjorklund, Patricia H. Mueller, and Doniel N. Sutton. All Committee members meet the independence standards under the corporate governance requirements of the Nasdaq listing standards and under the applicable SEC rules relating to the grant of equity compensation. The Committee operates under a written charter which the Committee reviews annually and which is approved by the full Board of Directors.

Consultants and Advisors

The Committee has the sole discretion and authority under its Charter to retain and terminate consultants or advisors to assist the Committee in its work. For fiscal 2025, the Committee retained an independent compensation consulting firm, Exequity, LLP (the “Consultant”) to assist the Committee in its review of executive and CEO compensation levels, structure, and strategy. The Consultant attended select meetings at the invitation of the Committee, assisted the Committee with analyzing competitive peer company market data and other relevant information relating to the Company’s compensation programs, and reported to the Committee regarding market trends and technical developments. In addition, members of our management team keep abreast of developments in compensation and benefits matters and participate in the gathering and presentation of information and data related to these matters as requested by the Committee.

Role of Management and CEO in the Compensation Process

Our CEO provides compensation recommendations regarding each NEO, other than for himself (and, in fiscal 2025, the Executive Chairman), to the Committee each year. The Committee reviews each element of compensation for each NEO.

Our CEO is not involved in the process for setting his own compensation. The Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes: (i) an objective assessment against agreed-upon metrics set by the Committee; (ii) an analysis showing past compensation and projected future compensation; and (iii) a self-evaluation by the CEO that the Committee discusses with the independent directors and that is based on the annual statement of CEO objectives prepared at the beginning of the fiscal year. The CEO’s compensation package is reviewed annually by the Committee, which then presents its report and recommendation to the other independent directors for review and comment. After this process, the Committee then makes the final determinations on compensation for the CEO.

In fiscal 2025, the Committee undertook a similar review process with regard to the Executive Chairman’s compensation. Neither the Executive Chairman nor the CEO was involved in the process of setting the Executive Chairman’s compensation.

Comparative Framework

Peer group data are among a number of factors considered in determining compensation levels and packages for our NEOs. However, true analogs to Ross are difficult to find in the traditional retail apparel sector. Although the Committee considers the compensation practices of peer companies, it does not make any determinations or changes in compensation in reaction to that market data alone and does not target compensation to a specific point or range within any peer group. In addition to reviewing their compensation practices, the Committee also evaluates the financial and operating performance of the peer group companies over one-, three-, five-, and ten-year periods to gauge the Company’s comparative performance with a clear focus on the longer term.

The Committee annually reviews the companies included in the peer group and may change peer group composition as it deems appropriate. For fiscal 2025, these peer group companies consisted of:

Bath & Body Works, Inc.	Best Buy Co., Inc.	Burlington Stores, Inc.	Dick’s Sporting Goods, Inc.
Dollar General Corporation	Dollar Tree, Inc.	Foot Locker, Inc.	The Gap, Inc.
Kohl’s Corporation	Macy’s, Inc.	Nordstrom, Inc.	PVH Corp.
The TJX Companies, Inc.	Tractor Supply Co.	Ulta Beauty, Inc.	V.F. Corporation
Williams-Sonoma, Inc.

The peer companies considered most relevant can vary for each of the executive positions.

Setting Performance Metrics for Incentive Compensation

Each year, the Committee reviews and establishes the annual performance metrics to be used for the Incentive Compensation Plan and for the performance share award component of our long-term equity incentive program, both of which are described in more detail below. While the Committee is regularly reviewing compensation practices for effectiveness, the philosophy embraced by the Committee has not changed significantly over time and continues to emphasize consistency, simplicity, objectivity, and alignment across the executive leadership team.

For fiscal 2025, the Committee again established “adjusted pre-tax earnings” (defined below), as the performance metric for both the Incentive Compensation Plan and the performance share awards. The Committee selected adjusted pre-tax earnings because the Committee believes that measure to be the key driver of stockholder value in the Company’s business.

Additionally, the Committee believes that adjusted pre-tax earnings:

•is simple and objectively measured;
•emphasizes increasing profit through growing sales and controlling costs; and
•aligns the interests of the executives with stockholders.

The Committee chose to establish the same performance metrics for both short- and long-term incentive compensation because it believes that adjusted pre-tax earnings is the most significant measure of Company performance and that the management team performs better when it is focused on reinforced, well-understood metrics rather than dividing its efforts among a number of metrics that vary by individual.

As part of establishing fiscal 2025 performance expectations, the Committee reviewed the operating environment and concluded there was a wider range of plausible outcomes than in a typical planning cycle. In response, the Committee determined that certain adjustments to the executive compensation programs for fiscal 2025 compared to fiscal 2024 were appropriate, while maintaining the historical alignment between incentive design and stockholder interests.

The table below summarizes the changes to the payout schedules relative to the prior design.

Incentive Plan Element	Fiscal 2024	Fiscal 2025
Annual Cash Incentive	Performance: 80%–120% of target Payout: 50%–200% of target	Performance: 70%–130% of target Payout: 25%–200% of target
Performance Share Awards	Performance: 90%–120% of target Payout: 67%–200% of target	Performance: 80%–130% of target Payout: 33%–200% of target

As part of the goal-setting process, the Committee also reviewed and approved a defined set of cost factors intended to isolate tariff-related impacts. The Committee determined that excluding these costs from the measurement of fiscal 2025 results was consistent with the long-standing objectives of the incentive programs, as it allowed payouts to reflect underlying operational performance without creating a disproportionate windfall or penalty due to economic factors outside the management team’s control.

“Adjusted pre-tax earnings” is normally defined as the earnings before taxes as reported in the Company’s consolidated statement of earnings for the fiscal year coinciding with the performance period, adjusted to exclude the reduction in earnings resulting from the accrual of compensation expense for annual incentive awards and performance share awards granted with respect to the performance period. The adjusted pre-tax earnings target is determined annually and, in a manner consistent with the Company’s five-year planning process, its annual budget process, and its long-term earnings per share growth objectives. As noted above, for fiscal 2025, given the potential for tariff-related costs to drive reported results in ways that might distort underlying business performance, the Committee also approved a defined set of cost factors as an additional adjustment to pre-tax earnings, designed with the intention to isolate tariff-related costs when evaluating performance relative to the established incentive goals.

2025 Executive Compensation Decisions

Based on the Company’s performance and consistent with the design of our compensation program and practices described above, the Committee made the following executive compensation decisions for fiscal 2025:

Base Salary

NEO base salaries are reviewed on an annual basis, and at the time of a contract renewal, promotion, or other change in responsibilities. Base salaries for executives are determined after considering the following factors: experience, expertise, expected future contributions, criticality to the Company, individual performance, and the need to be competitive in the market for executive talent.

In March 2025, the Company conducted its annual salary review cycle for the NEOs and the Committee approved the following base salary increases: Mr. Balmuth, 1%; Mr. Hartshorn, 7%; Ms. Fleming, 3%; and Mr. Orvos, 2%. Mr. Conroy’s salary remained unchanged. Pursuant to his employment agreement dated October 1, 2025, in connection with his promotion, Mr. Sheehan is entitled to receive an annual base salary of $775,000.

Annual Cash Incentive Bonus

The Incentive Compensation Plan is an annual cash incentive program designed to link a meaningful portion of each NEO’s current cash compensation with the Company’s achievement of annual performance objectives. Having the same metrics and incentive program for all officers serves to align the entire executive leadership team. A payout is made after the Company’s performance results for the fiscal year are reviewed and the Committee has assessed the level of performance. This portion of executive compensation is completely at risk.

The target annual cash incentive bonus amounts vary among the executives and are determined based on: (i) annual cash incentive compensation target levels for similar positions at peer companies; and (ii) each executive’s scope of responsibilities, performance, and criticality to the Company.

As described under “Setting Performance Metrics for Incentive Compensation” above, for fiscal 2025, the amounts payable to the eligible NEOs were determined by the level of actual adjusted pre-tax earnings achieved relative to the target established and approved by the Committee. The amount payable to each NEO is 100% formula driven, based on the Company’s actual results compared against the target, and the Committee does not make individual adjustments based on subjective factors. When actual results exceed or fall below the target, the actual payout is proportionally increased or decreased from the target award level (subject to reaching a minimum threshold and to a maximum payout “cap”). For fiscal 2025, the adjusted pre-tax earnings target and incentive award payout formula was:

Adjusted Pre-tax Earnings	Percent of Earnings Target Achieved	Percent of Target Annual Cash Incentive Bonus Paid
—	<70%	—%
$2,026,672,581	70%	25.00%
$2,171,434,908	75%	37.50%
$2,316,197,235	80%	50.00%
$2,460,959,562	85%	62.50%
$2,605,721,890	90%	75.00%
$2,750,484,217	95%	87.50%
$2,895,246,544	100%	100.00%
$3,040,008,871	105%	131.70%
$3,184,771,198	110%	148.37%
$3,329,533,526	115%	160.04%
$3,474,295,853	120%	176.71%
$3,619,058,180	125%	193.38%
$3,763,820,507	130%	200.00%

The payout percentages are linear between the points shown above.

For fiscal 2025, the Company achieved a level of adjusted pre-tax earnings above the target, resulting in a payout of 145.97% of the target award. As discussed under “Setting Performance Metrics for Incentive Compensation,” at the time when fiscal 2025 performance goals were set, the Committee approved a set of defined tariff-related cost factors to inform adjustments to fiscal 2025 adjusted pre-tax earnings results at fiscal year end.

In early fiscal 2026, the Committee made adjustments to the fiscal 2025 pre-tax earnings results using the defined cost factors it had previously approved for such adjustments. Tariff-related costs, which were mostly contained to our second and third quarters, reduced adjusted pre-tax earnings by approximately 2%. The final payout of 145.97% of target for fiscal 2025 is generally consistent with the corresponding payout level that would have resulted under our fiscal 2024 payout schedule, where the percentage of earnings target achieved to earn a payout ranged from 80-120% of target, had the fiscal 2025 results not been adjusted for the tariff costs.

Based on current operating conditions, for the fiscal 2026 annual cash incentive bonus, we will return to the payout schedule used in fiscal 2024 which ranges from 80-120% of target. Further, we are not planning to adjust 2026 incentive results for tariff-related costs.

Long-Term Equity Incentives

The objectives of the long-term equity incentive grants are to: (1) align the financial interests of our NEOs with the interests of our stockholders by providing incentives that reward and focus NEO attention on the successful, longer-term strategic management of the business; (2) attract, retain, and motivate a high-performing group of NEOs; and (3) limit stockholder dilution.

NEOs are granted long-term equity incentives in the form of restricted stock awards and performance share awards. These two forms of equity award encourage retention and reward NEO performance in different, complementary ways. The value of restricted stock and performance share awards are both directly affected by stock price changes, so the value to the NEO is impacted by both decreases and increases in stock price.

Restricted Stock Awards: Restricted stock awards granted to our NEOs generally vest over four to five years. We believe that the value of these awards and their extended vesting periods provide a strong incentive for our NEOs both to remain employed at the Company and to successfully manage and grow the value of Ross shares over the long term, and thereby align the financial interests of our NEOs with those of our stockholders. They also expose our NEOs to the consequences of both increases and decreases in the value of Ross shares. The determination of the value of restricted stock awards granted to our NEOs is based on the Committee’s assessment of the individual’s prior and outstanding awards, the vesting schedule of those outstanding awards, and a subjective analysis of each individual’s scope of responsibilities, individual performance, criticality to the Company, and expected future contributions to the Company.

Performance Share Awards: Performance share awards are rights to receive shares of Ross common stock on a specified date based on the extent to which the Company attains a predetermined performance target during the preestablished measurement period. This portion of compensation is completely at risk due to the performance-based structure of our performance share awards. A portion of the performance shares (typically 70%), once earned, is then generally subject to further vesting based on continued service to the Company over the next two years. We believe this framework encourages retention and further strengthens the incentive to produce long-term value for our stockholders by working to increase the share price over a multi-year time horizon.

Performance shares granted to our NEOs in fiscal 2025 have a performance period of one year (which is the Company’s 2025 fiscal year) with a performance metric based on an annual pre-tax earnings target and are generally subject to time-based vesting over a three-year period from the grant date.

CEO Equity Awards

In March 2025, the Committee approved performance share and restricted share award grants for Mr. Conroy, our CEO, with a heavy emphasis on performance shares. The performance shares earned are subject to vesting over a period of three years as follows: 30% on March 20, 2026; 30% on March 19, 2027; and 40% on March 17, 2028. The restricted stock award will vest 100% on March 23, 2029.

Other NEO Equity Awards

In fiscal 2025, the Committee approved performance share and restricted share award grants for Messrs. Balmuth, Sheehan, and Hartshorn, and Ms. Fleming, with an emphasis on performance shares. The performance shares for Messrs. Sheehan and Hartshorn, and Ms. Fleming are subject to vesting over a three-year period beginning on the date of grant as follows: 30% on March 20, 2026; 30% on March 19, 2027; and 40% on March 17, 2028. In accordance with his employment agreement, the performance shares for Mr. Balmuth were scheduled to vest 100% on March 20, 2026.

The size of the performance share award varied by executive position and was based on a target dollar value of the award divided by the stock price on the date of grant. As noted above, for fiscal 2025, adjusted pre-tax earnings was chosen by the Committee as the performance measure for the performance share awards, with an approved set of defined tariff-related cost factors to be used to inform adjustments to fiscal 2025 adjusted pre-tax earnings results. The actual number of performance shares that might be earned for fiscal 2025 was determined based on the actual Company performance measured over the one-year period against the predetermined 2025 performance target as follows:

Adjusted Pre-tax Earnings	Percent of Earnings Target Achieved	Percent of Target Performance Shares Issued as Common Shares
—	<80%	—%
$2,316,197,235	80%	33.33%
$2,895,246,544	100%	100.00%
$3,763,820,507	130%	200.00%

The payout percentage is linear between the points shown above. In fiscal 2025, the Company attained a level of achievement relative to the target and after adjustment for tariff-related costs which resulted in the payout of 130.97% of the target awards, to be issued in shares on the settlement and initial vesting date of March 20, 2026, and thereafter subject to the further vesting schedule from the date of grant. This payout was determined using the same process, and the same adjustment for tariff-related costs factors based on the approach previously approved by the Committee, as outlined in “Annual Cash Incentive Bonus” above.

Based on current conditions, for fiscal 2026 performance share awards, we will return to the payout schedule used in fiscal 2024 which ranges from 90-120% of target. Further, we are not planning to adjust 2026 incentive results for tariff-related costs.

The table below shows the threshold, target, and maximum performance share amounts and the number of shares actually calculated as earned by each NEO (subject to vesting) for fiscal 2025:

NEO	FY 2025 Value of Target Performance Share Award at Grant	Threshold Number of Performance Shares	Target Number of Performance Shares	Maximum Number of Performance Shares	FY 2025 Performance Shares Issuable (1)	FY 2025 Value of Performance Shares Issuable (As of March 20, 2026)
Conroy	$6,400,040	13,972	41,918	83,836	54,901	$11,594,542
Sheehan	$300,016	655	1,965	3,930	2,574	$543,603
Balmuth	$6,100,024	13,317	39,953	79,906	52,327	$11,050,939
Hartshorn	$2,700,146	5,895	17,685	35,370	23,163	$4,891,794
Fleming	$1,500,081	3,275	9,825	19,650	12,868	$2,717,593

(1)    Performance share awards are rights to receive shares of stock on a specified settlement date based on the extent to which the Company attains the predetermined fiscal 2025 performance target. The shares issuable upon attaining the performance target are thereafter subject to a separate vesting schedule based on continued service by the recipient. For fiscal 2025, the number of shares payable to the NEOs was determined by the level of actual adjusted pre-tax earnings achieved relative to the target previously established by the Committee (after adjustment for pre-defined tariff-related costs). The performance measure and adjustment factors for tariff-related costs were approved by the Committee at its meeting on May 21, 2025. For fiscal 2025, the Committee approved a payout of 130.97% of the target awards. The performance factor is applied to the target number of shares; if the product results in a fractional share, the award is rounded up to the next whole share. The target award is generally segmented into three vesting tranches as follows: 30% on March 20, 2026; 30% on March 19, 2027; and 40% on March 17, 2028. The performance shares for Mr. Balmuth vested 100% on March 20, 2026 pursuant to his employment agreement. In accordance with the grant agreements, if the date targeted for vesting turns out to be a date on which a sale of shares by the recipient would violate the Company’s Insider Trading Policy (that is, if the “trading window” is closed for Company executive officers), then notwithstanding the targeted vesting schedule for that share award, the vesting date (and settlement date, if applicable) will instead be the next business day on which a sale would not violate the Insider Trading Policy.

Additional Executive Compensation Policies, Practices, and Guidelines

Director and Officer Stock Ownership Guidelines. We maintain director and executive officer stock ownership guidelines, intended to further encourage investment in the Company by our directors and executive officers, and to promote a long-term perspective in managing the Company.
Our formal stock ownership guidelines for directors and executive officers are as follows:

Position	Stock Ownership Guidelines (Dollar Value of Shares)
Directors	5 x Authorized Base Annual Cash Retainer Compensation
Chief Executive Officer	6 x Base Salary
Other NEOs	3 x Base Salary

Directors and executive officers are allowed five years to initially meet the stock ownership levels. All shares owned outright, shares owned jointly or separately by a spouse or dependents, shares held in a trust for the economic benefit of the executive or their family, and granted but unvested restricted stock are taken into consideration in determining compliance with these ownership guidelines.

It is expected that individuals who have not yet achieved the applicable stock ownership level provided by these guidelines will make steady progress towards meeting such level. The Compensation Committee is responsible for interpreting and administering these stock ownership guidelines, which are subject to modification from time to time.

As of January 31, 2026, all current executive officers, and all independent Board members, have met or are on track to meet the applicable stock ownership guidelines within the five-year window.

Recoupment and Adjustments to Awards. In November 2023, the Committee adopted a Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) for current and former executive officers (those officers who are required to file reports under Section 16(a) of the Exchange Act), which is intended to comply with applicable Nasdaq listing standards and other relevant requirements. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, the Company will seek to recover and “claw back” from our executive officers the amount of any incentive compensation received by an executive officer that exceeded the correct amount of incentive compensation that otherwise would have been properly received if it had been determined based on the restatement. Such incentive compensation could include cash bonuses under our Incentive Compensation Plan, and performance share awards (and would not include salaries or restricted stock grants). To the extent permitted by applicable law, the Company may seek recoupment through any means or sources the Compensation Committee determines and may offset such amounts against any compensation or other amounts owed by the Company to an affected executive officer. There are limited exceptions to recovery, such as where the direct expenses of enforcing the policy would exceed the recoverable amount.
Additionally, the Company maintains a separate policy for senior executives, including those below the executive officer level. Under that policy, subject to the discretion of the Board, the Company may require reimbursement to the Company and/or cancellation of any bonus or other incentive compensation, including stock-based compensation, awarded to a senior executive of the Company, where all of the following factors are present: (a) the award was conditioned upon the achievement of certain financial results that were subsequently the subject of a material restatement; (b) the Board determines that the executive engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement; and (c) a lower award would have been made to the executive based upon the restated financial results. In any such instance, the Company may seek to recover the individual executive’s entire annual bonus and any gain received from the equity award within the relevant period, plus a reasonable rate of interest.

Rule 10b5-1 Trading Plans. We allow for the use of Rule 10b5-1 trading plans by our executives and directors, which provide for pre-established plans for selling shares of the Company’s common stock.

Insider Trading Policy and Procedures and Guidelines Governing Hedging and Securities Trades by Directors, Officers, and Employees. The Company maintains an Insider Trading Policy and procedures that govern purchases, sales, and other dispositions of its securities by directors, officers, and employees. The Insider Trading Policy categorically prohibits open market trading in Company common stock by directors, officers, employees, and consultants of the Company and its subsidiaries when they are in possession of material nonpublic information, unless the trades are made in accordance with a previously adopted Rule 10b5-1 trading plan. The Company believes this trading policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards.

Among its other provisions, the Company’s Insider Trading Policy prohibits short sales, hedging, and trading in any publicly traded puts, calls, options, or other “derivative securities” relating to the Company’s common stock. The trading policy categorically prohibits transactions by directors, officers, employees, and consultants of the Company and its subsidiaries, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Specifically prohibited forms of hedging or monetization transactions include forward sale contracts, prepaid variable forward contracts, equity swaps, and collars (including zero-cost collars). Exchange fund transactions, and the purchase of related financial instruments, that in substance are sale transactions (not a hedge) are permitted. For directors, officers, and other designated employees, the policy also prohibits pledging of Company securities, or the ownership, acquisition, or sale of Company securities in or through a margin account.

The Company itself is not subject to the Insider Trading Policy for transactions in its own common stock. The Company does not engage in open market trading in its own securities, except pursuant to its publicly announced stock repurchase programs, which are conducted in accordance with applicable securities laws and implemented under Rule 10b5-1 trading plans.

The full text of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

Grant Date Policy. We issue equity awards in the form of performance share awards and restricted stock grants according to a pre-established grant date calendar based on the executive officer’s hire date, promotion date, contract renewal date, or as part of the Company’s annual performance review process, generally conducted in March of each year. We review the performance and adjust the compensation for the majority of our executive officers annually at that same time. We do not time grant dates based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. Our Board and the Committee have also delegated authority to the CEO and COO, subject to certain limits, to grant equity awards to current and newly hired associates and to associates who receive promotions below the executive officer level, including as part of the normal annual focal review process.

Defined Contribution and Deferred Compensation Plans. Executive officers are eligible to participate in the Company’s 401(k) Plan. The Company provides a matching contribution of up to 4% of base salary (up to IRS limits) to contributing associates with more than 12 months of service. Participants have the ability to choose from a variety of investment options under the 401(k) Plan.

In addition, under the terms of the Company’s Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), all executive officers are eligible to defer up to 75% of their base salary and up to 100% of their annual cash incentive bonus earned during the year. The executive can then choose from a variety of investment options under the NQDC Plan. Individual contributions and associated earnings may be deferred, without any distributions, for a maximum period of up to 12 months after the executive officer’s termination from the Company, at which time the aggregate balance in the executive’s NQDC Plan account pays out either in a lump sum or in annual installments over a period up to a maximum of ten years. The Company does not provide matching contributions for NQDC Plan contributions.

Employment Agreements. All our NEOs have entered into employment agreements with the Company (see discussion below of NEO contract terms and severance benefits).

We believe these employment agreements benefit both the NEOs and the Company because they allow our executives to focus on their responsibilities and objectives without concern for their employment security in the event of a termination or change in control. All of our executive employment agreements, for the CEO as well as for all other executive officers, provide for severance benefits in certain situations. The executive employment agreements also provide for “double-trigger” acceleration of vesting for outstanding equity grants in the event of termination of service upon a change in control (see further discussion below under “Potential Payments upon Termination or Change in Control”).

We believe that these employment agreements are also an effective retention tool for executives while providing protection for the Company. The agreements reaffirm protection of our confidential information and trade secrets and provide post-termination restrictions on recruiting our current associates.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Ross Stores, Inc. have reviewed and discussed the above Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
COMPANY’S BOARD OF DIRECTORS

Michael J. Bush, Chair
K. Gunnar Bjorklund
Patricia H. Mueller
Doniel N. Sutton

SUMMARY COMPENSATION TABLE

The following table provides certain summary information for our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our three other most highly compensated executive officers for fiscal 2025, collectively referred to as the Named Executive Officers (“NEOs”), concerning compensation they earned in fiscal years during which they served in NEO positions, for fiscal 2025, 2024, and 2023, where applicable.

Summary Compensation Table (Fiscal 2025)
Name & Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James G. Conroy Chief Executive Officer	2025	$1,450,000	$500,000	$10,650,100	$4,233,130	$573,475	$17,406,705
	2024	$241,667	$7,925,000	$39,149,631	$—	$150,998	$47,467,296
William W. Sheehan II Executive Vice President, Chief Financial Officer*	2025	$702,750	$—	$2,500,075	$697,684	$55,408	$3,955,917
Michael Balmuth Executive Chairman	2025	$1,609,688	$1,500,000	$7,600,045	$4,117,017	$195,614	$15,022,364
	2024	$1,557,054	$—	$7,600,140	$4,334,644	$184,039	$13,675,877
	2023	$5,987,124	$4,000,000	$3,500,092	$—	$144,932	$13,632,148
Michael J. Hartshorn Group President, Chief Operating Officer	2025	$1,274,375	$—	$7,300,286	$2,532,215	$131,744	$11,238,620
	2024	$1,196,250	$—	$4,200,155	$2,383,500	$121,474	$7,901,379
	2023	$1,167,500	$—	$4,000,132	$2,925,000	$116,629	$8,209,261
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	2025	$1,166,250	$—	$2,900,151	$1,707,849	$108,064	$5,882,314
Adam Orvos Former Executive Vice President, Chief Financial Officer**	2025	$552,938	$—	$—	$—	$75,586	$628,524
	2024	$814,000	$—	$1,500,171	$972,468	$95,081	$3,381,720
	2023	$794,688	$—	$2,000,121	$1,200,000	$109,063	$4,103,872
*    Mr. Sheehan was promoted to Executive Vice President and Chief Financial Officer effective October 1, 2025.
**    Mr. Orvos ceased to be an employee of the Company as of September 30, 2025.

(1) For 2025, represents a relocation bonus paid to Mr. Conroy in connection with his move to New York in 2025 and a special bonus paid to Mr. Balmuth in recognition of his leadership and successful recruitment of our new CEO. For 2024, represents sign-on and relocation bonuses paid to Mr. Conroy upon hire. For 2023, represents a retention bonus paid to Mr. Balmuth under his employment agreement.
(2) Stock award values reflect the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 718. Please refer to Note C: Stock-Based Compensation included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. For performance share awards granted in fiscal 2025, the maximum possible payout for each applicable NEO was 200% of the target grant value, as follows:
a.Mr. Conroy: $12,800,000
b.Mr. Sheehan: $600,000
c.Mr. Balmuth: $12,200,000
d.Mr. Hartshorn: $5,400,000
e.Ms. Fleming: $3,000,000
(3) Non-Equity Incentive Plan Compensation reflects cash incentive bonuses earned and accrued under the Incentive Compensation Plan.
(4)   All Other Compensation represents Perquisites. See the following “All Other Compensation” table for further detail.

The following table details All Other Compensation provided to each NEO in fiscal 2025.

All Other Compensation (Fiscal 2025)
Name & Principal Position	Estate Tax/ Financial Planning	Car Service or Commute Benefits	Executive Health Benefits	Umbrella Liability Insurance	Company Matching Contributions	Relocation/ Housing Benefits	Total All Other Compensation
James G. Conroy Chief Executive Officer	$20,000	$63,531	$109,087	$2,617	$4,848	$373,392	$573,475
William W. Sheehan II Executive Vice President, Chief Financial Officer	$5,800	$—	$32,258	$2,330	$15,020	$—	$55,408
Michael Balmuth Executive Chairman	$20,000	$12,232	$126,578	$22,804	$14,000	$—	$195,614
Michael J. Hartshorn Group President, Chief Operating Officer	$1,500	$—	$113,521	$2,617	$14,106	$—	$131,744
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	$18,000	$—	$73,717	$2,617	$13,730	$—	$108,064
Adam Orvos Former Executive Vice President, Chief Financial Officer	$15,000	$—	$47,554	$1,737	$11,295	$—	$75,586

In general, perquisites provided to the NEOs are valued at the actual incremental cost of each item to the Company. Executive officers including the CEO are provided with executive medical plan benefits, estate and financial planning benefits, executive disability benefits, and an umbrella personal liability insurance policy. In addition, certain NEOs receive transportation services to and from our offices. During fiscal 2025, Mr. Conroy received travel and relocation benefits in connection with his relocation near our New York Buying Office.

We believe that financial planning assistance by experts reduces the amount of time and attention that senior management must spend on that topic, and maximizes the net financial reward to our executives of the compensation they receive from the Company. The use by certain NEOs of transportation services to and from our offices enhances their contributions to the business by saving them time that is not spent in traffic or parking, while also allowing them to work while in transit. The executive medical plan is part of our overall executive health benefits package for our senior executives. The “Company Matching Contributions” column includes Company matching amounts provided under our qualified defined contribution (401(k)) retirement plan, and the value of charitable contributions paid by the Company, as part of a matching gift program that is available to all full-time associates.

We also have a fractional ownership of a number of hours each year through a time-share arrangement, for private aviation transportation for executive officers that is used for business purposes to facilitate timely travel to store locations, distribution centers, buying offices, and other corporate facilities. Occasionally, family members of executives may join executives on these Company-provided private aviation flights made for business purposes if there is a seat that would otherwise go unfilled. Because this benefit has no incremental cost to the Company, it is not reflected in the table. In addition, our executive officers are provided with first/business class business travel on commercial airlines to make their in-transit travel time more conducive to work-related activities.

Corporate housing was made available to Mr. Conroy near our San Francisco Bay Area corporate headquarters, in light of his frequent travel between the New York Buying Office and our corporate headquarters. This housing was used by him exclusively for business purposes, to facilitate his effectiveness in conducting work while in California.

In addition, after seven years of service for Executive Vice Presidents and above (ten years for Group Senior Vice President level), and every five years thereafter, executive officers including our NEOs are entitled to two additional weeks of paid extended time off in addition to their regularly accrued vacation benefits. These two weeks can be combined with two weeks of regular paid vacation to facilitate a four-week period of extended time off.

DISCUSSION OF SUMMARY COMPENSATION TABLE

Base salary paid to each NEO is initially determined by negotiation at the time of hiring or promotion, and reflected in the terms of the executive’s employment agreement with the Company. The base salary is reviewed for adjustments as part of the annual focal review process for all executives. Below is a summary of the terms of the employment agreements for each of our current NEOs regarding compensation. For a discussion of the terms of their employment agreements regarding termination of employment and change in control, please see “Potential Payments Upon Termination or Change in Control.”

Employment Agreements

James G. Conroy. The Company’s employment agreement with Mr. Conroy, Chief Executive Officer, extends through March 31, 2029, and provides for an annual salary of not less than $1,450,000, subject to annual increases as part of the Company’s annual review process. Mr. Conroy’s employment agreement was amended during fiscal 2025 to extend the deadline for him to incur relocation expenses eligible for reimbursement relating to his move to the New York area.

William W. Sheehan II. The Company’s employment agreement with Mr. Sheehan, Executive Vice President and Chief Financial Officer, extends through March 31, 2029, and provides for an annual salary of not less than $775,000, subject to annual increases as part of the Company’s annual review process.

Michael Balmuth. Mr. Balmuth ceased to be an executive officer after January 31, 2026, when he transitioned from Executive Chairman to a non-executive officer position as Senior Advisor. In accordance with his agreement, Mr. Balmuth served in the Senior Advisor role through March 31, 2026 and is no longer employed by the Company. Mr. Balmuth’s agreement provided for an annual salary of not less than $1,400,000, subject to annual increases as part of the Company's annual review process.

Michael J. Hartshorn. As of the end of fiscal 2025, the Company’s employment agreement with Mr. Hartshorn, Group President and Chief Operating Officer, extended through March 31, 2029. In March 2026, the Company approved an extension of Mr. Hartshorn’s agreement through March 31, 2030, with an annual salary of not less than $1,305,000, subject to annual increases as part of the Company’s annual review process.

Karen Fleming. As of the end of fiscal 2025, the Company’s employment agreement with Ms. Fleming, President and Chief Merchandising Officer, Ross Dress for Less, extended through March 31, 2029. In March 2026, the Company approved an extension of Ms. Fleming’s agreement through March 31, 2030, with an annual salary of not less than $1,190,000, subject to annual increases as part of the Company’s annual review process.

CEO PAY RATIO

The following disclosure provides the relationship of the annual total compensation of our CEO (Mr. Conroy) to the annual total compensation of our median employee, as determined in accordance with SEC rules. The approach we used in fiscal 2025 to identify our median employee was based upon W-2 earnings for all of our associates, excluding our CEO, who were employed by Ross Stores or its subsidiaries as of December 31, 2025. Under this selection method, the median employee identified for purposes of our pay ratio estimate was a part-time hourly retail store Associate. Our total number of associates varies seasonally, with over 85% of associates working in our retail locations.

For fiscal 2025, we calculated the annual total compensation for our median employee using the same methodology we apply to calculate the annual total compensation for our CEO as set forth in the 2025 Summary Compensation Table (previously disclosed in this Proxy Statement).

The annual total compensation for fiscal 2025 for our CEO was $17,406,705 and for the median employee was $10,059. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal 2025 is 1,730 to 1.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR

The table below provides information with respect to the potential payout to our NEOs under non-equity incentive plan awards, equity incentive plan awards, and other equity compensation awards.

For fiscal 2025, the Compensation Committee established targets under our Incentive Compensation Plan that provided the opportunity for the NEOs to receive cash incentive bonuses ranging from 75% to 200% of base salary at target, depending on their position. The following table also sets forth information with respect to restricted stock awards and performance share awards granted during fiscal 2025 to the NEOs under the Company’s 2017 Equity Incentive Plan.

Grants of Plan-Based Awards (Fiscal 2025)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James G. Conroy Chief Executive Officer	3/12/2025	$725,000	$2,900,000	$5,800,000
	5/21/2025				13,972	41,918	83,836		$6,400,040
	3/12/2025							33,592	$4,250,060
William W. Sheehan II Executive Vice President, Chief Financial Officer	3/12/2025	$119,313	$477,250	$954,500
	5/21/2025				655	1,965	3,930		$300,016
	2/16/2025							7,207	$1,000,043
	10/1/2025							7,833	$1,200,016
Michael Balmuth Executive Chairman	3/12/2025	$705,114	$2,820,454	$5,640,908
	5/21/2025				13,317	39,953	79,906		$6,100,024
	3/12/2025							11,856	$1,500,021
Michael J. Hartshorn Group President, Chief Operating Officer	3/12/2025	$433,688	$1,734,750	$3,469,500
	5/21/2025				5,895	17,685	35,370		$2,700,146
	3/12/2025							12,647	$1,600,098
	3/12/2025							23,712	$3,000,042
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	3/12/2025	$292,500	$1,170,000	$2,340,000
	5/21/2025				3,275	9,825	19,650		$1,500,081
	3/12/2025							11,066	$1,400,070
Adam Orvos Former Executive Vice President, Chief Financial Officer	3/12/2025	$156,094	$624,375	$1,248,750

(1)  Represents the potential payout under the Company’s Incentive Compensation Plan for each NEO at threshold, target, and maximum attainment relative to the 2025 performance target established by the Compensation Committee on May 21, 2025. For fiscal 2025, the Company achieved a performance level of adjusted pre-tax earnings which resulted in a payout of 145.97% of target.
(2)  Represents performance share awards. Performance share awards are rights to receive shares of stock on a specified settlement date based on the degree to which the Company attains a predetermined performance target. For fiscal 2025, the number of shares payable to the eligible NEOs were measured against a previously established target for adjusted pre-tax earnings. A payout of 130.97% of the target number of performance shares was approved by the Compensation Committee. The shares issued upon attaining the performance target are thereafter subject to a separate vesting schedule based on continued service of the NEO as follows: 30% on March 20, 2026; 30% on March 19, 2027; and 40% on March 17, 2028, except for Mr. Balmuth, who had the following vesting schedule: 100% on March 20, 2026.
(3)  Represents shares of restricted stock granted to each NEO during fiscal 2025 with the following vesting terms:
a.Mr. Conroy: 33,592 shares granted on March 12, 2025 that cliff vest on March 23, 2029
b.Mr. Sheehan: 7,207 shares granted on February 16, 2025 that cliff vest on March 17, 2028 and 7,833 shares granted on October 1, 2025 that cliff vest on September 14, 2029
c.Mr. Balmuth: 11,856 shares granted on March 12, 2025 that cliff vest on March 31, 2026

d.Mr. Hartshorn: 12,647 shares granted on March 12, 2025 that cliff vest on March 22, 2030 and 23,712 shares granted on March 12, 2025 that cliff vest on March 22, 2030
e.Ms. Fleming: 11,066 shares granted on March 12, 2025 that cliff vest on March 22, 2030

In accordance with the grant agreements, if the date targeted for vesting turns out to be a date on which a sale of shares by the recipient would violate the Company’s Insider Trading Policy (that is, if the “trading window” is closed for Company executive officers), then notwithstanding the targeted vesting schedule for that share award, the vesting date (and settlement date, if applicable) will instead be the next business day on which a sale would not violate the Insider Trading Policy.
(4)  The values for restricted stock awards, as computed in accordance with stock-based compensation accounting rules, are determined by multiplying the number of shares granted by the closing price per share of the Company’s common stock as reported on the Nasdaq Stock Market on the grant date. The values for performance share awards are computed in accordance with FASB ASC 718. Please refer to Note C: Stock-Based Compensation included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The Board of Directors has the ability to change the terms of outstanding equity awards in various respects, including the vesting dates. See “Employment Agreements” in the section captioned “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information with respect to the unvested restricted stock and performance-based restricted stock units (“PRSUs”) held by our NEOs as of January 31, 2026, the last day of our 2025 fiscal year. Performance shares earned for 2025 performance but which were not vested as of January 31, 2026 are included in the Number of Shares of Stock that Have Not Vested column.

Outstanding Equity Awards at Fiscal Year-End (Fiscal 2025)
	Stock Awards		Equity Incentive Awards
Name & Principal Position (4)	Number of Shares of Stock or Units that Have Not Vested (#) (1)	Market Value of Shares of Stock or Units that Have Not Vested ($) (2)	Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (3)	Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (2)
James G. Conroy Chief Executive Officer
	212,054	$40,003,987	25,582	$4,826,044

William W. Sheehan II Executive Vice President, Chief Financial Officer
	34,821	$6,568,982	—	$—

Michael Balmuth Executive Chairman
	111,056	$20,950,714	—	$—

Michael J. Hartshorn Group President, Chief Operating Officer
	150,892	$28,465,776	—	$—

Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less
	97,486	$18,390,734	—	$—

(1)    Represents shares of unvested restricted stock and the earned but unvested performance shares held by each NEO as of the end of the fiscal year:
a.Mr. Conroy: Consists of 16,471 shares that vested on March 20, 2026; 82,374 shares that will vest on September 11, 2026; 16,470 shares that will vest on March 19, 2027; 41,187 shares that will vest on September 10, 2027; 21,960 shares that will vest on March 17, 2028; 12,791 shares that will vest on September 8, 2028; and 46,383 shares that will vest on March 23, 2029.
b.Mr. Sheehan: Consists of 9,500 shares that vested on March 20, 2026; 7,892 shares that will vest on March 19, 2027; 9,596 shares that will vest on March 17, 2028; and 7,833 shares that will vest on September 14, 2029.
c.Mr. Balmuth: Consists of 94,101 shares that vested on March 20, 2026; and 16,955 shares that vested on March 31, 2026.
d.Mr. Hartshorn: Consists of 44,528 shares that vested on March 20, 2026; 35,188 shares that will vest on March 19, 2027; 23,939 shares that will vest on March 17, 2028; 10,878 shares that will vest on March 23, 2029; and 36,359 shares that will vest on March 22, 2030.
e.Ms. Fleming: Consists of 19,458 shares that vested on March 20, 2026; 1,777 shares that will vest on September 11, 2026; 21,112 shares that will vest on March 19, 2027; 9,733 shares that will vest on March 17, 2028; 14,751 shares that will vest on September 8, 2028; 3,447 shares that will vest on March 23, 2029; 16,142 shares that will vest on September 14, 2029; and 11,066 shares that will vest on March 22, 2030.

In accordance with the grant agreements, if the date targeted for vesting turns out to be a date on which a sale of shares by the recipient would violate the Company’s Insider Trading Policy (that is, if the “trading window” is closed for Company executive officers), then notwithstanding the targeted vesting schedule for that share award, the vesting date (and settlement date, if applicable) will instead be the next business day on which a sale would not violate the Insider Trading Policy.

(2)  The market value of the unvested shares is calculated by multiplying the number of shares by the closing price per share of the Company’s common stock, which was $188.65 on January 30, 2026 (the last trading day of the fiscal year) as reported on the Nasdaq Stock Market.
(3) Represents the portion of Mr. Conroy’s unvested performance-based RSUs that is subject to service-based vesting. As of the end of fiscal 2025, the stock appreciation condition associated with the award has not been met and the portion of the award subject to that condition is not included in the table. Mr. Conroy’s performance-based RSU will vest as follows: 25% on September 8, 2028 (or 50% if a stock appreciation condition is met by this date) and 25% on March 23, 2029 (or 50% if the stock appreciation condition is met by this date), based on continued service with the Company. The stock appreciation condition associated with Mr. Conroy’s award is met if the closing price of the Company’s Common Stock is not less than 125% of the closing price on December 2, 2024 over any period of 30 consecutive trading days (i.e., to $195.45).
(4) Mr. Orvos did not hold any Company equity awards as of fiscal 2025 year end.

OPTION EXERCISES AND STOCK VESTED

The following table provides information with respect to our NEOs concerning the number of shares and the value realized upon the vesting of restricted stock during the fiscal year ended January 31, 2026. Our NEOs did not have any stock options outstanding.

Option Exercises and Stock Vested (Fiscal 2025)
Name & Principal Position	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James G. Conroy Chief Executive Officer	82,375	$12,183,263
William W. Sheehan II Executive Vice President, Chief Financial Officer	9,501	$1,173,754
Michael Balmuth Executive Chairman	23,004	$2,863,585
Michael J. Hartshorn Group President, Chief Operating Officer	36,059	$4,454,729
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	12,540	$1,592,504
Adam Orvos Former Executive Vice President, Chief Financial Officer	19,833	$2,830,502

(1)    Represents the number of shares of restricted stock and earned performance shares held by each NEO that vested during the fiscal year.
(2)  The value realized on vesting represents the number of shares of stock that vested during fiscal 2025, multiplied by the closing price per share of the Company’s common stock on the applicable vesting date as reported on the Nasdaq Stock Market.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information about our NEOs’ participation in the Company's Non-Qualified Deferred Compensation Plan (the “NQDC Plan”) and their contributions, aggregate earnings, and any withdrawal activity during the year, and their account balances as of January 31, 2026. The Company made no contributions to the earnings reflected in the table during fiscal 2025.

Non-Qualified Deferred Compensation (Fiscal 2025)
Name & Principal Position	Account Balance at 2/2/25	Executive Contributions	Registrant Contributions	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at 1/31/26
James G. Conroy Chief Executive Officer	$—	$—	$—	$—	$—	$—
William W. Sheehan II Executive Vice President, Chief Financial Officer	$—	$—	$—	$—	$—	$—
Michael Balmuth Executive Chairman	$831,962	$—	$—	$35,945	$—	$867,907
Michael J. Hartshorn Group President, Chief Operating Officer	$—	$—	$—	$—	$—	$—
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	$2,486,726	$490,651	$—	$387,075	$—	$3,364,452
Adam Orvos Former Executive Vice President, Chief Financial Officer	$—	$—	$—	$—	$—	$—

Under the terms of the Company’s NQDC Plan, participants are eligible to elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive. The participants can choose from a variety of notional investment options under the NQDC Plan. Upon initial enrollment, participants select one of the following distribution elections to be applied to their account upon separation from service: lump sum or annual installments over a period of up to 10 years, that will commence upon termination or one year after termination (subject to plan and regulatory rules). The Company does not provide matching contributions for NQDC Plan contributions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the section captioned “Discussion of Summary Compensation Table,” we have entered into employment agreements with each of our NEOs. Our current agreements provide for certain payments and other benefits to be paid or provided to each of our NEOs, if the NEO’s employment terminates under circumstances specified in the agreement, including termination following a “change in control” of the Company. The following table describes and quantifies estimated potential incremental payments and benefits that would become payable under each NEO’s employment agreement as they existed in fiscal 2025, if the continuing NEO’s employment had terminated on January 30, 2026, the last business day of our most recently completed fiscal year, or if a change in control occurred on that date. The amounts contained in the table are based on each continuing NEO’s period of service and compensation as of January 30, 2026 and, where applicable, the Company’s closing stock price as reported by the Nasdaq Stock Market on that date. The table presents estimates of incremental amounts that would become payable had a triggering event occurred on January 30, 2026, and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. The actual amounts to be paid in any instance can only be determined at the time of a specific triggering event. Provision of severance benefits is generally conditioned upon execution and timely delivery of an effective release of claims by the NEO and compliance with the restrictive covenants set forth in their respective employment agreements.

Mr. Orvos retired from the Company effective September 30, 2025 and did not receive any severance in connection with his departure. Mr. Orvos is excluded from the table below.

Potential Payments upon Termination or Change in Control
Name & Principal Position	Type of Payment	Termination Without Cause, for Good Reason or Disability (1)	Termination upon Non-Renewal of Employment Agreement	Change in Control Regardless of Termination	Termination without Cause or for Good Reason Following a Change in Control
James G. Conroy Chief Executive Officer	Cash Severance (2)	$16,647,707	$—	$—	$13,006,500
	Equity Vesting (3)	$24,159,767	$27,588,135	$—	$47,206,833
	Estate/Financial Planning (4)	$—	$—	$—	$63,244
	Health/Welfare Payments (5)	$437,262	$—	$—	$437,262
	Total:	$41,244,736	$27,588,135	$—	$60,713,839
William W. Sheehan II Executive Vice President, Chief Financial Officer	Cash Severance (2)	$4,870,008	$—	$—	$4,055,188
	Equity Vesting (3)	$3,654,635	$3,654,635	$—	$6,454,094
	Estate/Financial Planning (4)	$—	$—	$—	$47,433
	Health/Welfare Payments (5)	$149,819	$—	$—	$149,819
	Total:	$8,674,462	$3,654,635	$—	$10,706,534
Michael Balmuth Executive Chairman (6)	Cash Severance (2)	$16,337,316	$—	$—	$17,904,683
	Equity Vesting (3)	$18,196,836	$18,196,836	$—	$18,616,359
	Estate/Financial Planning (4)	$171,753	$171,753	$—	$171,753
	Health/Welfare Payments (5,7)	$2,288,949	$2,288,949	$—	$2,288,949
	Total:	$36,994,854	$20,657,538	$—	$38,981,744
Michael J. Hartshorn Group President, Chief Operating Officer	Cash Severance (2)	$11,283,857	$—	$—	$9,029,053
	Equity Vesting (3)	$18,509,741	$18,509,741	$—	$27,432,351
	Estate/Financial Planning (4)	$—	$—	$—	$56,920
	Health/Welfare Payments (5)	$437,262	$—	$—	$437,262
	Total:	$30,230,860	$18,509,741	$—	$36,955,586
Karen Fleming President, Chief Merchandising Officer, Ross Dress for Less	Cash Severance (2)	$8,569,589	$—	$—	$6,996,600
	Equity Vesting (3)	$10,654,409	$10,654,409	$—	$17,816,672
	Estate/Financial Planning (4)	$—	$—	$—	$56,920
	Health/Welfare Payments (5)	$319,808	$—	$—	$319,808
	Total:	$19,543,806	$10,654,409	$—	$25,190,000

(1)In the event an NEO terminates employment due to death, each executive’s estate would receive a prorated annual cash incentive bonus and prorated equity acceleration related to unsettled performance share awards, all unvested but settled performance share awards, and the full amount of outstanding restricted stock awards with a grant date at least one year prior to the date of death. The portion of Mr. Conroy’s performance-based RSUs that is subject to service-based vesting would vest on a pro-rata basis, as would his performance-based RSUs that have been earned. The estimated value of the benefit is as follows: Mr. Conroy, $35,515,290; Mr. Sheehan, $4,198,048; Mr. Balmuth, $27,343,144; Mr. Hartshorn, $22,307,976; and Ms. Fleming, $16,899,071.

(2)Cash severance is equal to the sum of the NEO’s annual cash incentive bonus at target for the current fiscal year, and annual salary and annual cash incentive bonus payable for the period beginning on January 31, 2026, (the day following the assumed employment termination date) and ending on the last day of the current term of employment under each NEO’s respective employment agreement. In the case of a termination “Without Cause,” “For Good Reason,” or due to “Disability” following a change in control, the cash severance is 2.99 times the sum of the NEO’s then current annual base salary and target annual cash incentive bonus. The annual cash incentive bonus amount is determined in accordance with the NEO’s employment agreement, as described below. The annual salary rates as of January 31, 2026 upon which the cash severance is determined are: Mr. Conroy, $1,450,000; Mr. Sheehan, $775,000; Mr. Balmuth, $1,611,688; Mr. Hartshorn, $1,285,000; and Ms. Fleming, $1,170,000. The annual cash incentive bonus rates upon which the cash severance is determined, as provided by their respective employment agreements are: Mr. Conroy, $2,900,000 (200% of salary); Mr. Sheehan, $581,250 (75% of salary); Mr. Balmuth, $2,820,454 (175% of salary); Mr. Hartshorn, $1,734,750 (135% of salary); and Ms. Fleming, $1,170,000 (100% of salary).

(3)Equity vesting represents the value of restricted stock, performance share awards, and performance-based restricted stock units held by each NEO on the assumed termination date of January 30, 2026, the vesting of which would be accelerated upon the applicable triggering event to the extent provided by the terms of the NEO’s employment or award agreement, as described below. The value of each share subject to accelerated vesting is assumed to be $188.65, which was the closing market price of our common stock as reported on the Nasdaq Stock Market on January 30, 2026. The number of shares remaining unvested under each NEO’s restricted stock awards, performance share awards, and Mr. Conroy’s performance-based restricted stock units is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table.

(4)These amounts represent continued reimbursement by the Company of the NEO’s estate and financial planning expenses for the period provided by the NEO’s employment agreement, as described below. The amounts presented assume each NEO receives the maximum annual benefit to be provided by the Company, as follows: $20,000 each for Mr. Conroy and Mr. Balmuth; $18,000 for Mr. Hartshorn and Ms. Fleming; and $15,000 for Mr. Sheehan. Mr. Balmuth is entitled to lifetime benefits, and each of the other NEOs is entitled to benefits for the remainder of the agreement term upon a termination of employment following a change in control.

(5)The amounts shown in the table reflect medical, dental, and vision insurance coverage for the remainder of the agreement term upon termination of employment following a change in control, or upon termination “Without Cause,” “For Good Reason,” or due to “Disability.”

(6)Mr. Balmuth ceased to be an executive officer after January 31, 2026, when he transitioned from Executive Chairman to a non-executive officer position as Senior Advisor. In accordance with his agreement, Mr. Balmuth served in the Senior Advisor role through March 31, 2026 and is no longer employed by the Company.

(7)In accordance with Mr. Balmuth’s employment agreement described below, the amounts included in the table for him reflect the lifetime provision for Mr. Balmuth and his spouse, of the following benefits at the Company’s expense: executive medical, executive dental, executive vision, behavioral health insurance including health advisory services, life insurance, accidental death and dismemberment insurance, business travel insurance, group excess personal liability insurance, claims administration support, and certain “matching contributions” (as that term is defined by his employment agreement), to the extent provided to him at the date of the applicable event.

Triggering Events

The rights to payments and benefits upon termination of employment under the executive employment agreements existing in fiscal 2025, described in the table above, depend upon the circumstances of an NEO’s termination. These circumstances are defined in each NEO’s employment agreement, and include the following:

•Termination without Cause: We will have terminated an NEO without cause if we terminate the NEO’s employment for any reason other than “cause” under the specific definitions provided in their individual agreement (as described below), and other than because of the NEO’s disability or death.

•Termination for Cause: “Cause” means the occurrence of any of the following: (i) the NEO’s repeated failure to substantially perform the NEO’s duties (unless such failure is a result of a disability); (ii) the NEO’s theft, dishonesty, breach of fiduciary duty for personal profit, or falsification of any documents of the Company; (iii) the

NEO’s material failure to abide by the applicable code(s) of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iv) knowing or intentional misconduct by the NEO as a result of which the Company is required to prepare an accounting restatement; (v) the NEO’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the NEO’s improper use or disclosure of confidential or proprietary information of the Company); (vi) any intentional misconduct or illegal or grossly negligent conduct by the NEO which is materially injurious to the Company monetarily or otherwise; (vii) any material breach by the NEO of the provisions of Section 9 [Certain Employment Obligations] of their agreement; or (viii) the NEO’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which materially impairs the NEO’s ability to perform their duties with the Company. A termination for cause will not take effect unless: (1) the NEO is given written notice by the Company of its intention to terminate the NEO for cause; (2) the notice specifically identifies the particular act or acts or failure or failures to act which are the basis for such termination; and (3) where practicable, the notice is given within sixty (60) days of the Company’s learning of such act or acts or failure or failures to act.

•Termination for Good Reason: An NEO may resign for “good reason” within sixty days after providing written notice to the Company of any of the following events, if the Company does not cure after such notice: (1) the Company’s failure to comply with any material provision of the NEO’s employment agreement (including but not limited to any reduction of the NEO’s salary or the target annual cash incentive bonus); (2) a significant diminishment in the nature or scope of the authority, power, function, or duties attached to the NEO’s then-current position without the NEO’s written consent (provided that the NEO’s employment may be transferred, assigned, or re-assigned to the Company or a division, affiliate or subsidiary thereof; the NEO’s division, affiliate or subsidiary may be reorganized; and the NEO’s direct reports or the person or title to whom the NEO reports may be changed; and no such transfer, assignment, re-assignment, reorganization or change shall constitute “good reason”); or (3) a relocation of the NEO’s principal place of employment to a location that increases the regular one-way commute distance between the NEO’s residence and principal place of employment by more than 25 miles without the NEO’s prior written consent.

•Termination Due to Disability: An NEO’s employment may be terminated due to disability if the NEO is absent from their duties on a full-time basis for the entire period of six months as a result of a physical or mental impairment.

•Termination upon Non-Renewal of Employment Agreement: Each NEO’s existing employment agreement provides for an initial term, subject to one or more extensions for additional consecutive terms. However, an NEO’s employment agreement will expire at the end of its then current term, unless the Company delivers an extension notice at least 180 days prior to the expiration of the term.

•Voluntary Resignation: An NEO’s employment terminates as a result of voluntary resignation if the NEO resigns for any reason other than “good reason” or disability.

In addition to payments and benefits resulting from the employment termination circumstances described above, each NEO’s employment agreement provides for certain payments and benefits in connection with a change in control of the Company. Under the NEO employment agreements existing in fiscal 2025, these payments and benefits had a “double-trigger” condition as follows:

•Termination without Cause or for Good Reason following Change in Control: NEO employment agreements provide that a “change in control” of the Company occurs if: (1) any person or group acquires more than 35% of the total voting power of the Company’s stock during a 12-month period; (2) the Company is a party to a merger in which any person or group acquires more than 50% of the total voting power of the Company’s stock; (3) there is a sale, exchange or transfer of all or substantially all of the Company’s assets; or (4) there is a complete liquidation or dissolution of the Company. The additional payments and benefits are provided if, during the period beginning one month prior to and ending twelve months following a change in control, the NEO’s employment is terminated without cause or the NEO resigns for good reason.

Employment Agreements with Mr. Conroy, Mr. Sheehan, Mr. Hartshorn, and Ms. Fleming

During fiscal 2025, our agreements with Mr. Conroy, Mr. Sheehan, Mr. Hartshorn, and Ms. Fleming provided that if the NEO’s employment is terminated due to disability, without cause, or if they resign for good reason, the NEO would be entitled to continued payment of their then current salary through the remaining term of the employment agreement. The NEO would also be entitled to continued payment of an annual cash incentive bonus through the remainder of the agreement term, prorated for the final year of the agreement term, with the annual cash incentive bonus amount based on the annual cash incentive bonus that would have been earned had the NEO not been terminated, but in any case, prior to proration, not to exceed 100% of their target annual cash incentive bonus. Restricted stock would immediately vest on a prorated basis, based on time employed. Unsettled performance shares would be based on actual performance against target, capped at 100% of target and then prorated based on time employed during the performance period. Settled but unvested performance shares would accelerate as of the termination date. The portion of Mr. Conroy’s performance-based RSUs that is subject to service-based vesting would vest on a pro-rata basis, as would his performance-based RSUs that have been earned. Other equity awards would continue to vest in accordance with their terms through the termination date. Repayment/re-acquisition rights by the Company as to prior dividends on unvested restricted stock would be waived.

If the NEO’s employment agreement expires as a result of its non-renewal, they would be entitled to any compensation and benefits earned through the date of expiration. In addition, the NEO would be entitled to receive an annual cash incentive bonus for the year of termination, prorated for the portion of the annual cash incentive bonus year elapsing prior to termination of employment, based on the annual cash incentive bonus that would have been earned had the NEO not been terminated, but in any case, prior to proration, not to exceed 100% of their target annual cash incentive bonus. Restricted stock would immediately vest on a prorated basis, based on time employed. Performance shares earned would be based on actual performance against target, capped at 100% of target and then prorated based on time employed during the performance period. Settled but unvested performance shares would accelerate as of the termination date. The portion of Mr. Conroy’s performance-based RSUs that is subject to service-based vesting only would fully vest. The portion of the performance-based RSUs that is performance-based will be earned and fully vested if the performance metric is satisfied prior to the end of the respective vesting periods. Other equity awards would continue to vest in accordance with their terms through the termination date. Repayment/re-acquisition rights by the Company as to prior dividends on unvested restricted stock would be waived.

If the NEO is terminated for cause or resigns voluntarily other than for good reason, they would be entitled to payment of salary through the termination date and any annual cash incentive bonus that was fully earned prior to the termination date. Unvested restricted stock, performance shares, and restricted stock units would be forfeited on termination.

If the NEO dies, they would be entitled to payment of salary through the termination date, and a prorated annual cash incentive bonus, capped at 100% of the NEO’s target prior to proration. Restricted stock grants would accelerate, provided that the executive had continued in service for at least one year after the date of grant. Payout of unsettled performance share awards would be based on actual performance against target, capped at 100% of target and prorated for the period employed during the performance period; settled but unvested performance share awards would accelerate as of date of death. The portion of Mr. Conroy’s PRSUs that is subject to service-based vesting would vest on a pro-rata basis. The portion of the PRSUs that is performance-based will vest if the performance criteria is met before the date of death. Other equity awards would continue to vest in accordance with their terms through the termination date. Repayment/re-acquisition rights by the Company as to prior dividends on unvested restricted stock would be waived.

If within a period beginning one month prior to and ending one year following a change in control of the Company, the NEO’s employment is terminated either by the Company without cause or due to resignation for good reason, the NEO would be entitled to a cash payment equal to 2.99 times the sum of their then current salary and target annual cash incentive bonus. In addition, the NEO would be entitled to continuation of health care coverage at the Company’s expense and reimbursement of estate planning expenses for the remainder of the term of their employment agreement.

Each NEO’s employment agreement provides that if they become subject to any excise tax imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” as a result of any payments and benefits the NEO receives under their employment agreement or any other Company plan or agreement upon a change of control, then the Company will pay the NEO an amount that places the NEO in the best after-tax position. The Company does not provide the NEO with a “gross-up” payment.

Employment Agreement with Mr. Balmuth, Executive Chairman

Effective September 2023, the Company approved an amendment (the Tenth Amendment) and extension of the Company’s employment agreement with Mr. Balmuth, appointing him as Executive Chairman through January 31,

2026, and as Senior Advisor from February 1, 2026 through March 31, 2026, with an annual salary of not less than $1,400,000, subject to annual increases as part of the Company’s annual review process. For fiscal years 2024 and 2025, Mr. Balmuth was eligible for an annual cash incentive bonus in accordance with the existing incentive plan at a target rate of 175% of his base salary or as otherwise determined in accordance with such annual cash incentive bonus plan, and a retention bonus of $4,700,000, which was paid on February 9, 2026.

As anticipated under his employment agreement, Mr. Balmuth transitioned to a non-executive officer role as Senior Advisor on February 1, 2026, served as Senior Advisor until March 31, 2026, and is no longer employed by the Company.

In accordance with his agreement, Mr. Balmuth also received a performance share award (“PSA”) for fiscal year 2026 with a target grant value of $6,100,000. Provided that Mr. Balmuth remained employed by the Company through March 31, 2026 (which he did), unvested performance shares attributable to his 2026 PSA will settle and vest in March 2027. The ultimate number of vested performance shares attributable to his PSA for fiscal year 2026 will be determined on the basis of the extent to which the target level of Company performance established for the fiscal year is attained.

In addition to the payments and benefits described above, under the terms of his employment agreement, Mr. Balmuth and his spouse will continue to be eligible for certain Company-paid benefits until their respective deaths. These benefits include executive medical, executive dental, and executive vision, behavioral health insurance, health advisory insurance, life insurance, accidental death and dismemberment insurance, business travel insurance, group excess personal liability insurance, claims administration support, and certain “matching contributions” (as that term is defined in his agreement). Mr. Balmuth will receive estate planning expense reimbursements until his death, of up to $20,000 annually, or more based on the reimbursement benefit of the then-current CEO. In the event that, following termination of Mr. Balmuth’s employment, such health care coverage may no longer be extended to him (a) due to the terms of the Company’s health care plans, (b) under applicable law, or (c) because such coverage is no longer available, the Company will purchase and maintain a health insurance policy or policies, or otherwise provide coverage, for Mr. Balmuth and his spouse.

Applicable Terms of Equity Award Plans

Under the terms of our equity award plans, the Board of Directors and the Compensation Committee generally have the discretion to provide for the acceleration of vesting in the event of a change in control or other circumstances, as determined by the Board in its discretion. The terms of the individual award agreements for each participant in our equity award plans, including executive officers, provide for vesting upon a change in control where the participant is involuntarily terminated or terminates for good reason (referred to as “double-trigger”).

PAY VERSUS PERFORMANCE

The following table provides information with respect to the relationship between the compensation of our NEOs and Company performance for the fiscal years listed below. The compensation information presented in the table and in the disclosure below is determined in accordance with specific SEC rules, and may be different from the compensation information presented in the Compensation Discussion and Analysis. The Compensation Committee did not consider the pay versus performance disclosure information below in making its compensation decisions for any of the fiscal years shown.

Pay versus Performance
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($000)	Pre-Tax Earnings ($000)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2025	$17,406,705	$29,424,552	$7,345,548	$10,081,910	$179	$209	$2,145,044	$2,842,157
2024	$16,994,251	$22,248,191	$18,106,568	$19,259,807	$141	$173	$2,090,730	$2,757,154
2023	$18,094,944	$32,986,019	$8,413,633	$11,031,541	$134	$135	$1,874,520	$2,471,781
2022	$11,335,069	$11,165,315	$4,347,931	$5,456,168	$110	$121	$1,512,041	$1,987,489
2021	$15,989,635	$16,497,110	$6,292,515	$5,601,094	$87	$111	$1,722,589	$2,258,540

(1)Our Principal Executive Officer (“PEO”) for 2025 is James G. Conroy and for 2024, 2023, 2022, and 2021 was Barbara Rentler.
(2)Our non-PEO NEOs for 2025, 2024, 2023, 2022, and 2021 are as follows:
a.2025: William W. Sheehan II, Michael Balmuth, Michael J. Hartshorn, Karen Fleming, and Adam Orvos.
b.2024: Adam Orvos, James G. Conroy, Michael Balmuth, and Michael J. Hartshorn.
c.2023: Adam Orvos, Michael Balmuth, Michael J. Hartshorn, and Stephen Brinkley.
d.2022: Adam Orvos, Michael J. Hartshorn, Michael Kobayashi, and Brian Morrow.
e.2021: Adam Orvos, Michael J. Hartshorn, Michael Kobayashi, Brian Morrow, Michael Balmuth, and Travis Marquette.
(3)Compensation Actually Paid is defined under the relevant SEC rules as the total compensation reported in the Summary Compensation Table for the applicable year, as adjusted for specified equity award value changes. Please see the “Adjustments Table” below for further detail related to this calculation.
(4)The peer group used for purposes of the values shown in this column is the same industry index as is shown in the stockholder return performance graph included in Item 5 of our Annual Report on Form 10-K (Dow Jones Apparel Retailers).

Adjustments Table
Year	NEO	Grant Date Fair Value of Equity Awards Granted During Applicable Year(1)	Year-End Fair Value of Equity Awards Granted During Applicable Year(2)	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End(3)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year(4)	Change in Fair Value as of Year-End of Any Awards Forfeited During Applicable Year(5)	Value of Dividends or other Earnings Paid on Stock not Otherwise Reflected in Fair Value or Total Compensation(6)	Total Adjustments Reflected in Compensation Actually Paid
2025	PEO	$(10,650,100)	$16,694,204	$5,838,186	$(219,118)	$—	$354,674	$12,017,847
	Average non-PEO NEOs	$(4,060,111)	$6,234,996	$1,744,537	$(456,400)	$(832,567)	$105,908	$2,736,363
2024	PEO	$(10,700,209)	$13,918,519	$1,494,763	$184,815	$—	$356,052	$5,253,940
	Average non-PEO NEOs	$(13,112,524)	$13,788,393	$218,273	$169,959	$—	$89,138	$1,153,239
2023	PEO	$(10,700,095)	$22,796,125	$4,064,656	$(1,575,360)	$—	$305,749	$14,891,075
	Average non-PEO NEOs	$(3,875,104)	$5,844,040	$731,856	$(149,678)	$—	$66,794	$2,617,908
2022	PEO	$(9,800,093)	$4,316,812	$5,269,903	$(281,593)	$—	$325,216	$(169,755)
	Average non-PEO NEOs	$(2,750,090)	$2,084,209	$1,744,487	$(86,429)	$—	$116,060	$1,108,237
2021	PEO	$(9,800,128)	$12,088,760	$(3,281,621)	$1,240,177	$—	$260,287	$507,475
	Average non-PEO NEOs	$(2,975,067)	$3,364,001	$(635,040)	$264,203	$(771,203)	$61,685	$(691,421)
Note: For each year, we have re-valued performance share awards at their final settlement payout level following the performance period that aligns with our fiscal year.

(1)Deduct the amounts shown in the “Stock Awards” column in the Summary Compensation Table with respect to awards granted during the applicable fiscal year.
(2)For awards granted in the covered fiscal year which are outstanding and unvested at year-end, add the Fair Value as of the end of the applicable year.
(3)For awards granted in the prior fiscal years that are outstanding and unvested at the end of the applicable year, add (or subtract) the amount equal to the changes in Fair Value as of the end of the applicable year (from the end of the prior year).
(4)For awards granted in prior fiscal years that vested during the applicable year, add (or subtract) the amount equal to the changes in Fair Value as of the vesting date (from the end of the prior year).
(5)For awards forfeited in the applicable fiscal year, subtract the amount equal to the Fair Value at the end of the prior year.
(6)Add the dollar value of any dividends paid on stock awards in the applicable year if prior to the vesting date.

Most Important Financial Performance Measure

The table below includes the most important financial measure that we use to link compensation actually paid to our NEOs to our company performance for fiscal 2025. We have listed pre-tax earnings as the sole financial performance measure. Pre-tax earnings is a GAAP-disclosed metric and serves as the starting point for adjusted pre-tax earnings, which is the key and only metric used under our annual cash incentive bonus program and for our performance share awards applicable to the NEOs who received grants in fiscal 2025. The Compensation

Committee selected adjusted pre-tax earnings as the metric in our incentive compensation plans because the Committee believes that measure is the key driver of stockholder value in the Company’s business.

Most Important Performance Measure
Pre-Tax Earnings

Pay Versus Performance Charts

The chart below shows the relationship between Compensation Actually Paid to our PEO and our other NEOs to our total shareholder return during fiscal 2021, 2022, 2023, 2024, and 2025, indexed to the end of fiscal 2020. We have also included the Total Shareholder Return of the Dow Jones Apparel Retailers Index (Item 5 of our Annual Report on Form 10-K) on this chart for the same period.

The chart below shows the relationship between Compensation Actually Paid to our PEO and our other NEOs to our net income during fiscal 2021, 2022, 2023, 2024, and 2025.

The chart below shows the relationship between Compensation Actually Paid to our PEO and our other NEOs to our pre-tax earnings during fiscal 2021, 2022, 2023, 2024, and 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Bjorklund, Mr. Bush, Ms. Mueller, and Ms. Sutton served on the Compensation Committee of our Board during the past fiscal year. None of the members of the Compensation Committee are or have been an officer or employee of the Company, except for Mr. Bush who served as Senior Vice President of Strategic Planning and Marketing of the Company from 1991 to 1995. During fiscal 2025, no member of the Compensation Committee had any relationship with the Company that requires disclosure of a related person transaction under Item 404 of Regulation S-K. During fiscal 2025, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on our Compensation Committee or Board.

RELATED PERSON TRANSACTIONS

The Company’s procedure for the review, approval, or ratification of related person transactions is to present them to the Audit Committee, except for executive and director compensation-related matters, which are approved or authorized by the Compensation Committee. The Company had no reportable related person transactions in fiscal 2025.

DELINQUENT SECTION 16(a) REPORTS

Our directors and officers are required by Section 16 of the Exchange Act to make public filings with the Securities and Exchange Commission to report their transactions in, and beneficial ownership of, our common stock, including any stock options and other derivative securities. George P. Orban, one of our directors, was late in filing a Form 4 for three transactions occurring on July 17, 2025, constituting the receipt of shares of common stock by testamentary gift to three trusts (held indirectly by Mr. Orban).

PROXY SOLICITATION FEES

The cost of distribution of proxy materials and any solicitation of proxies will be borne by the Company. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of materials, and Broadridge and D.F. King to provide incremental support in soliciting proxies if needed.

HOUSEHOLDING

SEC rules permit companies and intermediaries (such as banks and brokers) to send a single copy of the proxy materials, annual report, or Notice of Internet Availability of Proxy Materials, as applicable, to two or more stockholders who share the same address, subject to certain conditions. This “householding” rule benefits both the stockholders and the Company by reducing the volume of duplicate information stockholders receive, reducing the Company’s printing and mailing costs, and reducing the environmental impact of our meeting. Accordingly, a single copy of the Notice of Internet Availability of Proxy Materials (or proxy materials) may be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.

If one set of these documents was sent to your household for the use of multiple stockholders of the Company in your household, and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you prefer to receive only one set, please contact our proxy mailing and tabulation agent, Broadridge by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com with the control number in the subject line. Upon receiving a request, we will cause a separate copy of our annual report, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, to be promptly delivered to a stockholder of record at a shared address to which a single copy of the document was delivered.

IF A BROKER, BANK, OR OTHER NOMINEE HOLDS YOUR SHARES, PLEASE CONTACT YOUR BROKER, BANK, OR OTHER NOMINEE DIRECTLY IF YOU HAVE QUESTIONS ABOUT DELIVERY OF MATERIALS, REQUIRE ADDITIONAL COPIES OF THE PROXY MATERIALS, OR WISH TO RECEIVE MULTIPLE COPIES OF THE PROXY MATERIALS, WHICH WOULD REQUIRE YOU TO STATE THAT YOU DO NOT CONSENT TO HOUSEHOLDING.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons named in the accompanying Proxy will vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Our Bylaws include provisions that require advance notice of director nominations and of proposed business being brought by stockholders at our annual stockholder meetings.

Stockholder proposals and stockholder nominations of candidates for election as directors intended for inclusion in our proxy statement for the next annual meeting of stockholders must be received not later than the close of business in California on December 8, 2026 nor earlier than November 8, 2026, and must otherwise comply with the applicable conditions established by our Bylaws (including the “Proxy Access” provisions of our Bylaws, if applicable, in regard to director nominations) and with the applicable conditions established by the SEC for stockholder proposals. Under our Bylaws, stockholder proposals and nominations of director candidates (whether or not intended for inclusion in our proxy statement) will not be considered timely for presentation at our next annual meeting unless they are received not later than the close of business in California on December 8, 2026 nor earlier than November 8, 2026; except that if the date of our 2027 annual stockholder meeting changes to a date that is more than 30 days before or more than 60 days after May 20, 2027, then the deadline for advance notice of stockholder proposals and nominations will also change, as established in our Bylaws. In each case, the advance notice (along with the applicable supporting information) must be sent to the attention of the Corporate Secretary and be received by the Company at our corporate offices at 5130 Hacienda Drive, Dublin, CA 94568. In addition to satisfying the above requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by our Bylaws and by Rule 14a-19 under the Exchange Act.

By order of the Board of Directors,

Ken Jew
Corporate Secretary

Dated: April 7, 2026

APPENDIX A

ROSS STORES, INC.
2026 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS
Page
1. Establishment, Purpose And Term Of Plan                            1
1.1 Establishment                                        1
1.2 Purpose                                        1
1.3 Term of Plan                                        1
2. Definitions and Construction                                    1
2.1 Definitions                                        1
2.2 Construction                                        7
3. Administration                                            7
3.1 Administration by the Committee                            7
3.2 Authority of Officers                                    7
3.3 Administration with Respect to Insiders                        7
3.4 Powers of the Committee                                8
3.5 Option or SAR Repricing                                8
3.6 Indemnification                                    9
4. Shares Subject To Plan                                    9
4.1 Maximum Number of Shares Issuable                        9
4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares            9
4.3 Share Counting                                    9
4.4 Adjustments for Changes in Capital Structure                    10
4.5 Assumption or Substitution of Awards                        10
5. Eligibility, Participation and Award Limitations                        10
5.1 Persons Eligible for Awards                                10
5.2 Participation in the Plan                                10
5.3 Incentive Stock Option Limitations                            10
5.4 Nonemployee Director Award Limit                            11
5.5 Minimum Vesting                                    11
6. Stock Options                                            11
6.1 Exercise Price                                        11
6.2 Exercisability and Term of Options                            12
6.3 Payment of Exercise Price                                12
6.4 Effect of Termination of Service                            13
6.5 Transferability of Options                                13
7. Stock Appreciation Rights                                    14
7.1 Types of SARs Authorized                                14
7.2 Exercise Price                                        14
7.3 Exercisability and Term of SARs                            14
7.4 Exercise of SARs                                    14
7.5 Deemed Exercise of SARs                                15
7.6 Effect of Termination of Service                            15
7.7 Transferability of SARs                                15
8. Restricted Stock Awards                                    15
8.1 Types of Restricted Stock Awards Authorized                    15
8.2 Purchase Price                                        15
8.3 Purchase Period                                    15
8.4 Payment of Purchase Price                                15
8.5 Vesting and Restrictions on Transfer                            16
8.6 Voting Rights; Dividends and Distributions                        16

8.7 Effect of Termination of Service                            16
8.8 Nontransferability of Restricted Stock Award Rights                    16
9. Restricted Stock Units                                        17
9.1 Grant of Restricted Stock Unit Awards                        17
9.2 Purchase Price                                        17
9.3 Vesting                                            17
9.4 Voting Rights, Dividend Equivalent Rights and Distributions            17
9.5 Effect of Termination of Service                            18
9.6 Settlement of Restricted Stock Unit Awards                        18
9.7 Nontransferability of Restricted Stock Unit Awards                    18
10. Performance Awards                                        18
10.1 Types of Performance Awards Authorized                        18
10.2 Initial Value of Performance Shares and Performance Units                18
10.3 Establishment of Performance Period, Performance Goals and Performance
        Award Formula                                    19
10.4 Measurement of Performance Goals                            19
10.5 Settlement of Performance Awards                            19
10.6 Voting Rights; Dividend Equivalent Rights and Distributions            20
10.7 Effect of Termination of Service                            20
10.8 Nontransferability of Performance Awards                        21
11. Cash-Based Awards and Other Stock-Based Awards                        21
11.1 Grant of Cash-Based Awards                                21
11.2 Grant of Other Stock-Based Awards                            21
11.3 Value of Cash-Based and Other Stock-Based Awards                21
11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards    22
11.5 Voting Rights; Dividend Equivalent Rights and Distributions            22
11.6 Effect of Termination of Service                            22
11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards        22
12. Standard Forms Of Award Agreement                            22
12.1 Award Agreements                                    22
12.2 Authority to Vary Terms                                22
13. Change In Control                                        23
13.1 Effect of Change in Control on Awards                        23
13.2 Effect of Change in Control on Nonemployee Director Awards            23
13.3 Federal Excise Tax Under Section 4999 of the Code                    24
14. Compliance With Securities Law                                24
15. Compliance with Section 409A                                24
15.1 Awards Subject to Section 409A                            24
15.2 Deferral and/or Distribution Elections                        25
15.3 Subsequent Elections                                    25
15.4 Payment of Section 409A Deferred Compensation                    25
16. Tax Withholding                                        27
16.1 Tax Withholding in General                                27
16.2 Withholding in or Directed Sale of Shares                        27
17. Amendment, Suspension or Termination of Plan                        27
18. Miscellaneous Provisions                                    28
18.1 Repurchase Rights                                    28
18.2 Forfeiture Events                                    28
18.3 Provision of Information                                28
18.4 Rights as Employee, Consultant or Director                        29
18.5 Rights as a Stockholder                                29
18.6 Delivery of Title to Shares                                29

18.7 Fractional Shares                                    29
18.8 Data Privacy                                        29
18.9 Retirement and Welfare Plans                                29
18.10 Beneficiary Designation                                29
18.11 Severability                                        29
18.12 No Constraint on Corporate Action                            29
18.13 Unfunded Obligation                                    30
18.14 Choice of Law                                        30

Ross Stores, Inc.
2026 Equity Incentive Plan
1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1Establishment. The Ross Stores, Inc. 2026 Equity Incentive Plan (the “Plan”) is the successor to the Ross Stores, Inc. 2017 Equity Incentive Plan (the “Predecessor Plan”). As of _________, 2026, the date of its approval by the stockholders of the Company (the “Effective Date”), (i) no additional awards may be granted under the Predecessor Plan; and (iii) all outstanding awards granted under the Predecessor Plan will remain subject to the terms of the applicable Predecessor Plan (except to the extent such outstanding awards result in returning shares that become available for issuance pursuant to Awards granted under this Plan pursuant to Section 4.2). All Awards granted under this Plan will be subject to the terms of this Plan.
1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
2.DEFINITIONS AND CONSTRUCTION.
2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(g)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the applicable Participating Company that employs or engages Participant defining
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such term and, in the absence of such an agreement that contains such term, ”Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)“Change in Control” means the occurrence of any one or a combination of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires during a twelve-month period ending on the date of the most recent acquisition by such person, in one or a series of transactions, “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of thirty-five percent (35%) or more of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to
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be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(k)“Company” means Ross Stores, Inc., a Delaware corporation, and any successor corporation thereto.
(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company
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shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(s)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(t)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(v)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(x)“Nonemployee Director” means a Director who is not an Employee.
(y)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
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(z)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(aa)“Officer” means any person designated by the Board as an officer of the Company.
(bb)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(cc)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(dd)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(ee)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(ff)“Participant” means any eligible person who has been granted one or more Awards.
(gg)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(ii)“Performance Award” means an Award of Performance Shares or Performance Units.
(jj)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(kk)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(ll)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(mm)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(nn)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(oo)“Predecessor Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Predecessor Plan as of the Effective Date.
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(pp)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(qq)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(rr)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(ss)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(tt)“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(uu)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(vv)“Section 409A” means Section 409A of the Code.
(ww)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(xx)“Securities Act” means the Securities Act of 1933, as amended.
(yy)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, unless otherwise determined by the Company in its discretion with respect to an unpaid leave of absence as provided below, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. To the extent permitted by applicable law, the Company reserves the right in its discretion to determine that an unpaid leave of absence shall not be treated as continued Service for purposes of vesting under the Participant’s Award Agreement (a “Non-Vesting Decision”) but in the absence of any such Non-Vesting Decision, no such interruption or termination of Service shall be deemed to have occurred. The Committee shall make any Non-Vesting Decision with respect to any Employee who is Insider and the Company’s Chief Executive Officer and Chief Operating Officer shall each individually have the authority to make a Non-Vesting Decision for any Employee who is not an Insider. Additionally, if any leave of absence taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service is guaranteed by statute or contract. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(zz)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.
(aaa)“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
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(bbb)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(ccc)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(ddd)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(eee)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to one or more Officers or to a committee comprised of one or more Officers the authority to grant one or more Awards (and to amend or modify Awards previously granted by such Officer or Officers), without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) the exercise price per share of each such Award which is an Option or SAR shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (d) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.
3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
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3.4Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)to determine the type of Award granted;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and
(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.
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3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.SHARES SUBJECT TO PLAN.
4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 15,809,003 shares less one share for each share subject to any equity award granted under the Predecessor Plan after March 1, 2026 and prior to the Effective Date; provided, however that any equity award that is granted under the Predecessor Plan after March 1, 2026 and prior to the Effective Date and which is forfeited prior to the Effective Date without having been exercised or settled shall not reduce the number of shares of Stock that may be issued under the Plan. Such shares of Stock that may be issued under the Plan may consist of authorized but unissued or reacquired shares of Stock or any combination thereof.
4.2Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:
(a)the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full;
(b)the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased; and
(i)the number of shares Stock that are withheld or reacquired by the Company on or after the Effective Date in satisfaction of tax withholding obligations pursuant to an award, other than an option or a stock appreciation right, granted under the Predecessor Plan;
(c)provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed 3,836,412 shares.
4.3Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a
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Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.
4.4Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.4, and the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.5Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.
5.ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.
5.1Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3Incentive Stock Option Limitations.
(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed
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15,809,003 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.
(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4Nonemployee Director Award Limit. No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than a number of shares of Stock determined by dividing one million dollars ($1,000,000) by the Fair Market Value of a share of Stock determined on the date on which the applicable Nonemployee Director Award is granted.
5.5Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, which number shall not include (i) any substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) shares of Stock delivered in lieu of fully vested cash payment obligations, or (iii) Awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year.
6.STOCK OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such
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Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.5, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3), a Net Exercise (for Nonstatutory Stock Options); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in
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cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. A Net Exercise shall only be permissible for the exercise of Nonstatutory Stock Options.
6.4Effect of Termination of Service.
(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period specified below, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such Option be exercised after expiration of its maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control (the “Option Expiration Date”), and thereafter shall terminate if not exercised during such period.
(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated.
(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service for any reason other than Cause.
(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Option, will remain outstanding for the three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.
6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.
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7.STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.
7.3Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Subject to the minimum vesting provisions of Section 5.5, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on
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the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
7.6Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.
8.RESTRICTED STOCK AWARDS.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration
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as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.5, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). At the discretion of the Company, the Participant shall be obligated to promptly repay to the Company upon termination of the Participant’s Service any such dividends and other distributions paid to the Participant in cash with respect to shares that remain subject to Vesting Conditions at the time of such termination of Service. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
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9.RESTRICTED STOCK UNITS.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3Vesting. Subject to the minimum vesting provisions of Section 5.5, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. If the Award Agreement provides for current payment of Dividend Equivalent Rights in cash, such amounts shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends are paid to stockholders).At the discretion of the Company, the Participant shall be obligated to promptly repay to the Company upon termination of the Participant’s Service any such Dividend Equivalent Rights paid to the Participant in cash with respect to Restricted Stock Units that remain subject to Vesting Conditions at the time of such termination of Service. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
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9.5Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.PERFORMANCE AWARDS.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
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10.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.5), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other objective or subjective criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)Performance Measures. Unless otherwise determined by the Committee Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
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(d)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(e)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the date on which the Performance Shares are settled. Participants shall not be entitled to Dividend Equivalent Rights with respect to any portion of a Performance Share Award that is forfeited and does not result in an issuance of Performance Shares. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable on the basis of the attainment of the applicable Performance Goals. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
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(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.5, the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
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11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the date the Award is settled. Participants shall not be entitled to Dividend Equivalent Rights with respect to any portion of an Other Stock-Based Award that is forfeited and is not settled. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
11.6Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.STANDARD FORMS OF AWARD AGREEMENT.
12.1Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
12.2Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
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13.CHANGE IN CONTROL.
13.1Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
13.2Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for
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pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.
13.3Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
14.COMPLIANCE WITH SECURITIES LAW.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.COMPLIANCE WITH SECTION 409A.
15.1Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
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(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
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(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;
(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent necessary to avoid adverse tax consequences under Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such
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award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.TAX WITHHOLDING.
16.1Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of
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Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.MISCELLANEOUS PROVISIONS.
18.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2Forfeiture Events.
(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for cause or any act by a Participant, whether before or after termination of Service, that would constitute cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b)All Awards granted under the Plan will be subject to recoupment in accordance with: (i) the Company’s Policy for Recovery of Erroneously Awarded Incentive Compensation adopted November 15, 2023 and as may be amended from time to time, (ii) any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, (iii) as is otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (iv) any other applicable law, and (v) any other clawback or recoupment policy that the Company otherwise adopts, including any policy applicable to senior executives, in each case to the extent applicable and permissible under applicable law.
(c)No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
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18.4Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.5Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.
18.6Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.7Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.8Data Privacy. The Company and its Subsidiaries and affiliates will collect and process certain personal data about the participant in accordance with any privacy notices or similar privacy documentation previously provided by the Company to the Participant.
18.9Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
18.10Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.11Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.12No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
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18.13Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.14Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

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SCAN TO
VIEW MATERIALS & VOTE

ROSS STORES, INC.
5130 HACIENDA DRIVE
DUBLIN, CA 94568

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ROSS STORES, INC.

The Board of Directors recommends you vote "FOR" the following Nominees:

1. Election of 9 Directors

Nominees:

	For	**Against**	**Abstain**
1a. K. Gunnar Bjorklund	☐	☐	☐
1b. Michael J. Bush	☐	☐	☐
1c. Edward G. Cannizzaro	☐	☐	☐
1d. James G. Conroy	☐	☐	☐
1e. Sharon D. Garrett	☐	☐	☐
1f. Michael J. Hartshorn	☐	☐	☐
1g. Stephen D. Milligan	☐	☐	☐
1h. Patricia H. Mueller	☐	☐	☐
1i. Doniel N. Sutton	☐	☐	☐

The Board of Directors recommends you vote "FOR" each of Proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To approve the Ross Stores, Inc. 2026 Equity Incentive Plan.	☐	☐	☐
3. Advisory vote to approve the resolution on the compensation of the named executive officers.	☐	☐	☐
4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2027.	☐	☐	☐

NOTE: Discretionary authority is given as to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.

V90007-P45588

ROSS STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James G. Conroy and Ken Jew, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ross Stores, Inc. (the "Company"), to be held on May 20, 2026 at 1:30 p.m. PDT, via live webcast, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED "FOR" ALL NOMINEES, "FOR" EACH OF PROPOSALS 2, 3 AND 4, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)